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                                  EXHIBIT 10.1


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                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                       CLEAR CHANNEL COMMUNICATIONS, INC.,

                             CCU II MERGER SUB, INC.

                                       AND

                             SFX ENTERTAINMENT, INC.
                          DATED AS OF FEBRUARY 28, 2000





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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1.  THE MERGER ........................................................2
      Section 1.1.  The Merger.................................................2
      Section 1.2.  Closing....................................................2
      Section 1.3.  Effective Time.............................................2
      Section 1.4.  Effects of the Merger......................................2
      Section 1.5.  Certificate of Incorporation and Bylaws of
                    the Surviving Corporation .................................2
      Section 1.6.  Directors..................................................3
      Section 1.7.  Officers...................................................3

ARTICLE 2.  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
            CORPORATIONS; EXCHANGE OF CERTIFICATES ............................3
      Section 2.1.  Capital Stock of Merger Sub................................3
      Section 2.2.  Cancellation of Treasury Stock and Parent Owned Stock......3
      Section 2.3.  Conversion of Company Common Stock.........................3
      Section 2.4.  Exchange of Certificates...................................4
      Section 2.5.  Stock Transfer Books.......................................7

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................7
      Section 3.1.  Organization, Qualification, Etc...........................7
      Section 3.2.  Capital Stock..............................................8
      Section 3.3.  Corporate Authority Relative to this Agreement;
                    No Violation...............................................9
      Section 3.4.  Reports and Financial Statements..........................10
      Section 3.5.  No Undisclosed Liabilities................................10
      Section 3.6.  No Violation of Law.......................................11
      Section 3.7.  Environmental Laws and Regulations........................11
      Section 3.8.  No Undisclosed Employee Benefit Plan Liabilities or
                    Severance Arrangements....................................11
      Section 3.9.  Absence of Certain Changes or Events......................13
      Section 3.10. Investigations; Litigation................................14
      Section 3.11. Joint Proxy Statement; Registration Statement;
                    Other Information.........................................14
      Section 3.12. Lack of Ownership of Parent Common Stock..................14
      Section 3.13. Tax Matters...............................................14
      Section 3.14. Opinion of Financial Advisor..............................15
      Section 3.15. Required Vote of the Company Stockholders.................15
      Section 3.16. Insurance.................................................15
      Section 3.17. Real Property; Title......................................16
      Section 3.18. Collective Bargaining Agreements and Labor................16
      Section 3.19. Material Contracts........................................16

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                                TABLE OF CONTENTS
                                  (Continued)
                                                                            Page
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      Section 3.20. Takeover Statute..........................................16
      Section 3.21. Transactions With Affiliates..............................17
      Section 3.22. Intellectual Property.....................................17

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB...........17
      Section 4.1.  Organization, Qualification, Etc..........................18
      Section 4.2.  Capital Stock.............................................18
      Section 4.3.  Corporate Authority Relative to this Agreement.
                    No Violation..............................................19
      Section 4.4.  Reports and Financial Statements..........................20
      Section 4.5.  No Undisclosed Liabilities................................21
      Section 4.6.  No Violation of Law.......................................21
      Section 4.7.  Environmental Laws and Regulations........................21
      Section 4.8.  No Undisclosed Employee Benefit Plan Liabilities or
                    Severance Arrangements....................................22
      Section 4.9.  Absence of Certain Changes or Events......................22
      Section 4.10. Investigations; Litigation................................22
      Section 4.11. Joint Proxy Statement; Registration Statement;
                    Other Information.........................................22
      Section 4.12. Lack of Ownership of Company Common Stock.................23
      Section 4.13. Tax Matters...............................................23
      Section 4.14. Required Vote of Parent Stockholders......................23
      Section 4.15. Opinion of Financial Advisor..............................24
      Section 4.16. Insurance.................................................24
      Section 4.17. Real Property; Title......................................24
      Section 4.18. Collective Bargaining Agreements and Labor................24
      Section 4.19. Material Contracts........................................24
      Section 4.20. Takeover Statute..........................................24

ARTICLE 5.  COVENANTS RELATING TO CONDUCT OF BUSINESS.........................24
      Section 5.1.  Conduct of Business by the Company or Parent..............24
      Section 5.2.  Proxy Material; Registration Statement....................29
      Section 5.3.  Stockholders' Meeting.....................................30
      Section 5.4.  Approvals and Consents; Cooperation.......................30
      Section 5.5.  Access to Information; Confidentiality....................31
      Section 5.6.  Affiliates................................................32
      Section 5.7.  Rights Under Stock Plans..................................32
      Section 5.8.  Filings; Other Action.....................................33
      Section 5.9.  Further Assurances........................................34
      Section 5.10. No Solicitation by the Company............................34
      Section 5.11. Director and Officer Liability............................36
      Section 5.12. Accountants' "Comfort" Letters............................39
      Section 5.13. Additional Reports........................................39
      Section 5.14. Plan of Reorganization....................................39

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                                TABLE OF CONTENTS
                                  (Continued)
                                                                            Page
                                                                            ----

      Section 5.15. Conveyance Taxes..........................................39
      Section 5.16. Public Announcements......................................39
      Section 5.17. Termination Fee and Expenses..............................40
      Section 5.18. Notice of Certain Events..................................41
      Section 5.19. Section 16(b) Board Approval..............................42
      Section 5.20. Employee Plans and Employment Agreement...................42

ARTICLE 6.  CONDITIONS TO THE MERGER..........................................43
      Section 6.1.  Conditions to the Obligations of Each Party...............43
      Section 6.2.  Conditions to the Obligations of Parent and Merger Sub....44
      Section 6.3.  Conditions to the Obligations of the Company..............45

ARTICLE 7.  TERMINATION AND AMENDMENT.........................................45
      Section 7.1.  Termination...............................................45
      Section 7.2.  Effect of Termination.....................................47

ARTICLE 8.  GENERAL PROVISIONS................................................47
      Section 8.1.  Notices...................................................47
      Section 8.2.  Definitions...............................................48
      Section 8.3.  Counterparts..............................................51
      Section 8.4.  Agreement; No Third-Party Beneficiaries...................51
      Section 8.5.  Assignment................................................51
      Section 8.6.  Governing Law.............................................51
      Section 8.7.  Enforcement...............................................51
      Section 8.8.  Severability..............................................52
      Section 8.9.  Interpretation............................................52
      Section 8.10. Finders or Brokers........................................52
      Section 8.11. Survival of Representations and Warranties................52
      Section 8.12. Survival of Covenants and Agreements......................52
      Section 8.13. Attorneys' Fees...........................................52
      Section 8.14. Amendment.................................................52
      Section 8.15. Extension; Waiver.........................................53
      Section 8.16. Procedure for Termination, Amendment, Extension
                    or Waiver.................................................53

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         This AGREEMENT AND PLAN OF MERGER, dated as of February 28, 2000, is entered into by and among Clear Channel Communications, Inc., a Texas corporation ("Parent"), CCU II Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and SFX Entertainment, Inc., a Delaware corporation (the "Company").

                              W I T N E S S E T H:

            WHEREAS, the respective Boards of Directors of Parent and Merger Sub and the Company have approved the combination of the Company and Parent upon the terms and subject to the conditions set forth in this Agreement and Plan of Merger, including, without limitation, the exhibits attached hereto (collectively, this "Agreement");

            WHEREAS, the respective Boards of Directors of Parent and Merger Sub and the Company have determined that it is advisable and in the best interests of their respective shareholders for the Merger Sub to merge with and into Company as set forth below (the "Merger") upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of Class A common stock, par value $.01 per share, of the Company ("Company Class A Common Stock"), and each issued and outstanding share of Class B common stock, par value $.01 per share, of the Company ("Company Class B Common Stock" and, together with the Company Class A Common Stock, the "Company Common Stock") other than shares owned directly or indirectly by Parent, Merger Sub or the Company, will be converted into shares of common stock, par value $0.10 per share, of Parent ("Parent Common Stock") in accordance with the provisions of Article 2 of this Agreement;

            WHEREAS, as a condition and inducement to Parent's willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, (a) Parent and certain stockholders of the Company are entering into voting agreements dated as of the date of this Agreement (collectively, the "Company Stockholders Voting Agreement") pursuant to which such stockholders have agreed to vote their shares of Company Common Stock in favor of the proposal to approve and adopt the Merger, the approval of the Charter Amendment (as defined herein) and this Agreement, (b) Parent and certain stockholders of the Company are entering into stockholders agreements, dated as of the date of this Agreement (collectively, the "Stockholder Agreement"), relating to, among other things, the recapture by Parent of a specified profit amount that would be realized by such stockholders in connection with certain specified transactions, and (c) Parent and Robert F.X. Sillerman, Executive Chairman and a member of the Board of Directors of the Company are entering into a Nondisclosure and Noncompetition Agreement, dated as of the date of this Agreement ("Noncompetition Agreement") and a Registration Rights Agreement, dated as of the date of this Agreement ("Registration Rights Agreement");

         WHEREAS, for federal income tax purposes, the Merger is intended to qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, Parent, Merger Sub and the Company desire to make certain

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representations, warranties, covenants and agreements in connection with the
Merger and also to prescribe certain conditions to the Merger.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE 1
                                   THE MERGER

    Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the Delaware General Corporation Law, as amended (the "DGCL"), the Merger Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.3) of the Merger. Following the Merger, the separate corporate existence of the Merger Sub shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of the Company and Merger Sub in accordance with the DGCL.

    Section 1.2 Closing. The closing of the Merger shall take place at 10:00 a.m. on a date to be specified by the parties which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article 6 (the "Closing Date") at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 300 Convent Street, Suite 1500, San Antonio, Texas 78205, unless another date, time or place is agreed in writing by the parties hereto.

    Section 1.3 Effective Time. On the Closing Date, the parties shall execute and file in the office of the Secretary of State of Delaware a certificate of merger (a "Certificate of Merger") executed in accordance with the DGCL and shall make all other filings or recordings, and take such other and further action as may be required under the DGCL in connection with the Merger. The Merger shall become effective at the time of filing of the Certificate of Merger, or at such later time as is agreed upon by the parties hereto and set forth therein (such time as the Merger becomes effective is referred to herein as the "Effective Time").

    Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in the DGCL.

    Section 1.5 Certificate of Incorporation and Bylaws of the Surviving Corporation.

         (a) The Amended and Restated Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation after the Effective Time, and thereafter may be amended as provided therein and as permitted by law and this Agreement.

         (b) The By-Laws of the Merger Sub as in effect immediately prior to the Effective Time shall become the By-Laws of the Surviving Corporation after the Effective Time, and thereafter may be amended as provided therein and as permitted by law and this Agreement.

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    Section 1.6 Directors. The directors of the Merger Sub immediately prior to the Effective Time shall become the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

    Section 1.7 Officers. The officers of the Company immediately prior to the Effective Time shall become the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                    ARTICLE 2
   EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS;
                            EXCHANGE OF CERTIFICATES

    Section 2.1 Capital Stock of Merger Sub. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Merger Sub, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become 80,000 fully paid and non-assessable shares of the Class A common stock, par value $.01 per share, of the Surviving Corporation, and 3,000 fully paid and non-assessable shares of the Class B common stock, par value $.01 per share, of the Surviving Corporation, and such shares shall, following the Merger, represent all of the issued and outstanding capital stock of the Surviving Corporation.

    Section 2.2 Cancellation of Treasury Stock and Parent Owned Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Merger Sub, each share of Company Common Stock issued and held, immediately prior to the Effective Time, in the Company's treasury or by any of the Company's direct or indirect wholly owned subsidiaries, and each share of Company Common Stock that is owned by Parent, Merger Sub or any other direct or indirect wholly-owned subsidiary of Parent, shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

    Section 2.3 Conversion of Company Common Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Merger Sub, subject to this Section 2.3 and Section 2.4(f), each share of Company Class A Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.2) shall be converted into 0.60 (the "Class A Conversion Number") of duly authorized, validly issued and nonassessable shares of Parent Common Stock; and each share of Company Class B Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 2.2) shall be converted into 1.0 (the "Class B Conversion Number") of duly authorized, validly issued and nonassessable shares of Parent Common Stock; provided, however, that, in any event, if between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class of shares, by reason of any declared or completed stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Class A

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Conversion Number and the Class B Conversion Number shall be correspondingly adjusted to the extent appropriate to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. The shares of Parent Common Stock to be issued to holders of Company Common Stock in accordance with this Section 2.3 and the amount in cash to be paid in lieu of fractional shares in accordance with Section 2.4(f)(ii) are collectively referred to as the "Merger Consideration". As of the Effective Time, all shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration. The Company represents and warrants that the holders of the Company Class A Common Stock will not be entitled to appraisal rights in the Merger.

    Section 2.4 Exchange of Certificates.

         (a) Exchange Agent. Promptly after the Effective Time, Parent shall deliver to a bank or trust company designated by Parent and reasonably satisfactory to the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this
Article 2, through the Exchange Agent, certificates evidencing such number of shares of Parent Common Stock issuable to holders of Company Common Stock in the Merger pursuant to Section 2.3 and cash in an amount required to be paid pursuant to Section 2.4(d) and 2.4(f) (such certificates for shares of Parent Common Stock, together with any dividends or distributions with respect thereto and cash, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver, out of the Exchange Fund, to holders of Company Common Stock, Parent Common Stock contemplated to be issued pursuant to Section 2.3 (and any dividends or other distributions to which such holders are entitled pursuant to Section 2.4(d)) and the cash in lieu of fractional shares of Parent Common Stock to which such holders are entitled to pursuant to Section 2.4(f) hereof, out of the Exchange Fund. Except as contemplated by Section 2.4(g) hereof, the Exchange Fund shall not be used for any other purpose.

         (b) Exchange Procedures. As promptly as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (other than shares cancelled in accordance with Section 2.2 (the "Cancelled Shares"))
(i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing shares of Parent Common Stock, or cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.4(f) hereof.

         (c) Exchange of Certificates. Upon surrender to the Exchange Agent of a Certificate for cancellation, together with a letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in

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exchange therefor a certificate representing that number of whole shares of
Parent Common Stock which such holder's shares of Company Common Stock shall have been converted into pursuant to this Article 2 (and any cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.4(f) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.4(d)), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.4(f) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.4(d) may be issued to a transferee if the Certificate representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.4, each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the number of whole shares of Parent Common Stock into which the shares of Company Common Stock formerly represented thereby have been converted, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.4(f) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.4(d).

         (d) Distributions with Respect to Unexchanged Shares of Parent Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional shares shall be paid to any such holder pursuant to
Section 2.4(f), until the holder of such Certificate shall surrender such Certificate. Subject to the effect of escheat, tax or other applicable laws, following surrender of any such Certificate, there shall be paid promptly to the holder of such Certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) the amount of dividends and other distributions with a record date after the Effective Time and theretofore paid with respect to such whole shares of Parent Common Stock, (ii) at the appropriate payment date, the amount of dividends and other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Parent Common Stock and (iii) the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.4(f).

         (e) No Further Rights in Company Common Stock. All shares of Parent Common Stock into which the shares of Company Common Stock shall be converted in accordance with the terms hereof (including any cash paid pursuant to Section 2.4(d) or 2.4(f)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock.

         (f) No Fractional Shares.

              (i) No certificates or scrip representing fractional shares of Parent

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Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of Parent shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

              (ii) In lieu of the issuance of fractional shares, each holder of Company Common Stock shall be entitled to receive an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such holder (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) would otherwise be entitled by (B) the closing price for a share of Parent Common Stock as reported on the New York Stock Exchange ("NYSE") Composite Transaction Tape (as reported in The Wall Street Journal or, if not reported thereby, any other authoritative source) on the last trading day prior to the Closing Date.

         (g) Termination of Exchange Fund. Any portion of the Exchange Fund (including any shares of Parent Common Stock) which remains undistributed to the holders of Company Common Stock for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of Company Common Stock who have not theretofore complied with this Article 2 shall thereafter look only to Parent for, and Parent shall deliver, the applicable Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock to which they are entitled pursuant to Section 2.4(f) and any dividends or other distributions with respect to Parent Common Stock to which they are entitled pursuant to
Section 2.4(d). Any portion of the Exchange Fund remaining unclaimed by holders of shares of Company Common Stock as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable law, become the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

         (h) No Liability. None of the Exchange Agent, Parent nor the Surviving Corporation shall be liable to any holder of shares of Company Common Stock for any such shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar law.

         (i) Withholding Rights. Each of the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so properly withheld by the Surviving Corporation or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock, in respect of which such deduction and withholding was made by the Surviving Corporation or the Exchange Agent, as the case may be.

         (j) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock to which the holder thereof is entitled pursuant to Section 2.4(f) and any dividends or other distributions to which the holder thereof is entitled pursuant to Section 2.4(d).

         (k) Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Merger Sub or the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of the Merger Sub and the Company or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in such names and on such behalves or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

    Section 2.5 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided herein or by law. On or after the Effective Time, any Certificates presented to the Exchange Agent (or Parent for any reason) shall promptly be exchanged for certificates representing shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.4(f) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.4(d).

                                   ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Parent and Merger Sub that, except as set forth in the disclosure letter delivered by the Company to Parent and Merger Sub on the date of this Agreement (the "Company Disclosure Letter"):

    Section 3.1 Organization, Qualification, Etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not in the aggregate reasonably be expected to have a Material Adverse Effect on

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the Company. The copies of the Company's Amended and Restated Certificate of
Incorporation and By-laws which have been made available to Parent are complete and correct and in full force and effect on the date of this Agreement. Each of the Company's Significant Subsidiaries (as defined in Regulation S-X promulgated under the Securities Act of 1933, as amended (the "Securities Act")) (a) is a corporation, general partnership, limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, (b) has the corporate, general partnership, limited partnership or limited liability company power and authority to own its properties and to carry on its business as it is now being conducted, and (c) is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except in the case of clauses (a) and (c) for jurisdictions in which such failure to be so qualified or to be in good standing would not in the aggregate reasonably be expected to have a Material Adverse Effect on the Company and except in the case of clause (b) for such exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect on the Company. All the outstanding shares of capital stock of, or other ownership interests in, the Company's Subsidiaries are (y) validly issued, fully paid and nonassessable and (z) owned by the Company, directly or indirectly, free and clear of all Liens, except in the case of clause (y) for such exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect on the Company and except in the case of clause (z) for restrictions and Liens contained in credit agreements and similar instruments to which the Company is a Party and except for such exceptions as are disclosed in the Company SEC Reports and those that would be immaterial to the Company and its Subsidiaries, taken as a whole. Except as set forth in the Company SEC Reports, there are no outstanding subscriptions, options, warrants, rights of first refusal, preemptive rights, calls or rights or other arrangements or commitments of any character obligating any Subsidiary of the Company to issue any capital stock or other securities of, or other ownership interests in, any Subsidiary of the Company, except those that would be immaterial to the Company and its Subsidiaries, taken as a whole.

    Section 3.2 Capital Stock. The authorized capital stock of the Company consists of 100,000,000 shares of Company Class A Common Stock, 10,000,000 shares of Company Class B Common Stock and 25,000,000 shares of preferred stock, $.01 par value per share ("Preferred Stock"). As of February 24, 2000, 64,116,270 shares of Company Class A Common Stock and 2,545,557 shares of Company Class B Common Stock were issued and outstanding, 112,529 shares of Company Class A Common Stock were held in treasury and no shares of Preferred Stock were issued and outstanding. All the outstanding shares of the Company Common Stock have been validly issued and are fully paid and non-assessable. As of the date of this Agreement, there are no outstanding subscriptions, options, warrants, rights or other arrangements or commitments, rights of first refusal, preemptive rights, calls or rights obligating the Company to issue any capital stock or other securities of, or other ownership interests in, the Company, other than options, warrants and other rights to receive or acquire an aggregate of 9,867,512 shares of the Company Class A Common Stock pursuant to the Company's stock option plans, as amended (the "Company Stock Option Plans") and the options and warrants described in Section 3.2 of the Company Disclosure Letter.

         Except for the issuance of shares of the Company Common Stock pursuant to (i) the Company Stock Option Plans, (ii) in connection with acquisitions permitted under Section

5.1 of this Agreement and (iii) the options and warrants referred to in
Section 3.2 of the Company's Disclosure Letter, since February 24, 2000, no shares of the Company Common Stock have been issued.

    Section 3.3 Corporate Authority Relative to this Agreement; No Violation. The Company has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and, except for the approval and adoption of the agreement of merger (as such term is used in Section 251 of the DGCL) contained in this Agreement, the approval of the Merger and the approval of the amendment to the Company's Amended and Restated Certificate of Incorporation to repeal Section 5.7 thereof (the "Charter Amendment"), by the holders of a majority of the outstanding shares of Company Common Stock (with the holders of Company Class A Common Stock and the holders of Company Class B Common Stock voting together as a single class) and the affirmative vote of the holders of a majority of the outstanding shares of each of the Company Class A Common Stock and Company Class B Common Stock voting as separate classes, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby. As of the date of this Agreement, the Board of Directors of the Company has determined that the transactions contemplated by this Agreement are advisable and in the best interest of its stockholders and, subject to the provisions contained in Section 5.10, to recommend to such stockholders that they vote in favor thereof. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement has been duly and validly executed and delivered by the other parties hereto, and subject to the Company Stockholder Approval (as defined in Section 5.3 hereof), this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). Other than in connection with or in compliance with the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules of the NYSE, the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), any non-United States competition, antitrust and investment laws and the securities or blue sky laws of the various states, and, other than the filing of the Certificate of Merger with the Delaware Secretary of State and any necessary state filings to maintain the good standing or qualification of the Surviving Corporation and its Subsidiaries (collectively, the "Company Required Approvals"), no authorization, consent or approval of, or filing with, any governmental body or authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings, the failure to obtain or make which would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company; provided that the Company makes no representation with respect to such of the foregoing as are required by reason of the regulatory status of Parent or any of its Subsidiaries or facts specifically pertaining to any of them. Except for the Company Required Approvals, the Company is not subject to or obligated under any charter, bylaw, material contract or any governmental license, franchise or permit, or subject to any order or decree, which would be breached or violated by its executing or, subject to the approval of its stockholders, carrying out this Agreement, except for any breaches or violations which would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

    Section 3.4 Reports and Financial Statements. The following reports, proxy statements and prospectuses filed by the Company with the SEC are publicly available:

         (a) the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") for the year ended December 31, 1998;

         (b) the Company's Quarterly Reports on Form 10-Q filed with the SEC for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999;

         (c) each definitive proxy statement filed by the Company with the SEC since April 27, 1998;

         (d) each final prospectus filed by the Company with the SEC since April 27, 1998, except any final prospectus on Form S-8; and

         (e) all Current Reports on Form 8-K filed by the Company with the SEC since December 31, 1998.

         As of their respective dates, such reports, proxy statements, and prospectuses filed on or prior to the date of this Agreement (collectively, the "Company SEC Reports") (i) complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the foregoing clause (ii) shall not apply to the financial statements included in the Company SEC Reports (which are covered by the following sentence). The audited consolidated financial statements and unaudited consolidated interim financial statements included in the Company SEC Reports (including any related notes and schedules) fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their results of operations and cash flows for the periods then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and generally accepted accounting principles in the United States ("GAAP") consistently applied during the periods involved (except as otherwise disclosed in the notes thereto and except that the unaudited financial statements therein do not contain all of the footnote disclosures required by GAAP). Since April 27, 1998, the Company has timely filed all material reports, registration statements and other filings required to be filed by it with the SEC under the rules and regulations of the SEC.

    Section 3.5 No Undisclosed Liabilities. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, of a type required by GAAP to be reflected on a consolidated balance sheet except (a) liabilities or obligations reflected in any of the Company SEC Reports, (b) liabilities or obligations incurred since September 30, 1999 in the ordinary course of the Company's business and (c) liabilities or obligations which would not in the aggregate reasonably be expected to have a Material Adverse Effect on the Company.

    Section 3.6 No Violation of Law. The businesses of the Company and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental body or authority (provided that no representation or warranty is made in this Section 3.6 with respect to Environmental Laws (as defined in Section 3.7 below) which are dealt with exclusively in Section 3.7) except (a) as described in any of the Company SEC Reports and (b) for violations or possible violations which would not in the aggregate reasonably be expected to have a Material Adverse Effect on the Company. The Company and its Subsidiaries have all permits, licenses and governmental authorizations material to ownership or occupancy of their respective properties and assets and the carrying on of their respective businesses, except for such permits, licenses and governmental authorizations the failure of which to have would not reasonably be expected to have in the aggregate a Material Adverse Effect on the Company.

    Section 3.7 Environmental Laws and Regulations. Except as described in any of the Company SEC Reports, (a) to the Knowledge of the Company, the Company and each of its Subsidiaries is in material compliance with all applicable federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws" ), except for noncompliance which would not in the aggregate reasonably be expected to have a Material Adverse Effect on the Company, which compliance includes, but is not limited to, the possession by the Company and its Subsidiaries of material permits and other governmental authorizations required under applicable Environmental Laws, and material compliance with the terms and conditions thereof, (b) neither the Company nor any of its Subsidiaries has received written notice of, or, to the Knowledge of the Company, is the subject of, any actions, causes of action, claims, investigations, demands or notices by any Person alleging liability under, or non-compliance with, any Environmental Law or that the Company or any Subsidiary is a potentially responsible party at any Superfund site or state equivalent site ("Environmental Claims") which would in the aggregate reasonably be expected to have a Material Adverse Effect on the Company, (c) to the Knowledge of the Company, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future, (d) to the Knowledge of the Company, the Company and its Subsidiaries have not disposed of or released hazardous materials (at a concentration or level which requires remedial action under any Environmental Law) at any real property currently owned or leased by the Company or any Subsidiary or at any other real property, except for such disposals or releases as would not in the aggregate reasonably be expected to have a Material Adverse Effect on the Company, and (e) neither the Company nor its Subsidiaries have agreed to indemnify any predecessor or other party with respect to any environmental liability, other than customary indemnity provisions contained in agreements entered into in the ordinary course of business and provisions which would not in the aggregate reasonably be expected to have a Material Adverse Effect on the Company.

    Section 3.8 No Undisclosed Employee Benefit Plan Liabilities or Severance Arrangements.

         (a) All benefit and compensation plans, contracts, policies, agreements or other arrangements providing for compensation, severance, termination pay, performance awards, stock or stock related awards, fringe benefits, change in control, employment agreement, deferred compensation or other employee benefits of any kind, whether formal or informal, funded or unfunded, written or oral, or arrangements covering current employees or former employees of the Company and its Subsidiaries (all such current and former employees of the Company and its Subsidiaries being herein referred to as the "Employees") and current or former directors of the Company, including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "Benefit Plans") are listed on
Section 3.8(a) of the Company Disclosure Letter, except for those plans, contracts, policies or other arrangements that are not material to the Company and its Subsidiaries, taken as a whole. There are no "change in control" or similar provisions covering current employees of the Company or any of its Subsidiaries, and, to the Knowledge of the Company, covering any former employees of the Company or any of its Subsidiaries, other than those set forth in the Benefit Plans identified on Section 3.8(a) of the Company Disclosure Letter and except for such exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect on the Company.

         (b) All employee benefit plans within the meaning of Section 3(3) of ERISA, other than "multiemployer plans" within the meaning of Section 3(37) of ERISA, covering Employees (the "Plans"), to the extent subject to ERISA or the Code, are in substantial compliance with ERISA, the Code, and all other applicable law, except for such exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect on the Company. Each Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under
Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service, or operates as a standardized prototype plan, or is operating within the remedial amendment period and may still obtain a favorable determination letter from the Internal Revenue Service and, to the Company's Knowledge, there exists no circumstances likely to result in revocation of any such favorable determination letter, except, in each case, for such exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect on the Company. There is no material pending or, to the Knowledge of the Company, threatened litigation relating to the Plans except for such litigation as would not in the aggregate reasonably be expected to have a Material Adverse Effect on the Company. Except for such exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date of this Agreement, could subject the Company or any Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

         (c) No current or former Pension Plan of the Company or any of its Subsidiaries, or any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"), is or has been subject to Title IV of ERISA or Section 412 of the Code within the past six years, except for such exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect on the Company.

         (d) All contributions required to be made under the terms of any Benefit Plan have been timely made or have been reflected on the audited financial statements of the Company, except for such exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect on the Company.

         (e) Neither the Company nor any of its Subsidiaries has any obligations for retiree health and life benefits under any Benefit Plan, except for those under collective bargaining agreements existing on the date of this Agreement and such exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect on the Company.

         (f) Except for such exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect on the Company, the consummation of the transactions contemplated by this Agreement will not, solely as a result of such consummation, (i) entitle any Employees to severance pay, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, materially increase the amount payable or trigger any other material obligation pursuant to, any of the Benefit Plans (other than the Company Stock Option Plans and the options and warrants described in Section 3.2 of the Company Disclosure Letter) or (iii) result in any breach or violation of, or a default under, any of the Benefit Plans.

         (g) Any amount that could be received (whether in cash, property, or vesting of property) as a result of the transactions contemplated by this Agreement by any officer, director, employee or independent contractor of the Company or any of its Subsidiaries, who is a "disqualified individual" (as defined in proposed Treasury Regulation Section 1.280G-1), under any employment arrangement or Benefit Plan would not be characterized as an "excess parachute payment" (as defined in Section 280G of the Code) except for such exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect on the Company.

         (h) All Benefit Plans covering current or former non-U.S. Employees comply in all material respects with applicable law, except for such exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect on the Company. No unfunded liabilities exist with respect to any Benefit Plan that covers such non-U.S. Employees, except for such exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect on the Company.

    Section 3.9 Absence of Certain Changes or Events. Other than as disclosed in the Company SEC Reports or previously disclosed in writing to Parent, since September 30, 1999 and to the date of this Agreement, the businesses of the Company and its Subsidiaries have been conducted in all material respects in the ordinary course and there has not been any event, occurrence, development or state of circumstances or facts that has had a Material Adverse Effect on the Company. Since September 30, 1999 and to the date of this Agreement, no dividends or distributions have been declared or paid on or made with respect to the shares of capital stock or other equity interests of the Company or its Subsidiaries nor have any such shares been repurchased or redeemed, other than dividends or distributions paid to the Company or a wholly-owned Subsidiary and other than dividends, distributions, repurchases and redemptions with respect to equity interests in Subsidiaries not exceeding $2.0 million in the aggregate.

    Section 3.10 Investigations; Litigation. Except as described in any of the Company SEC Reports or previously disclosed in writing to Parent:

         (a) to the Knowledge of the Company, no investigation or review by any governmental body or authority with respect to the Company or any of its Subsidiaries which would in the aggregate reasonably be expected to have a Material Adverse Effect on the Company is pending nor has any governmental body or authority notified the Company in writing of an intention to conduct the same; and

         (b) there are no actions, suits or proceedings pending (or, to the Company's Knowledge, threatened) against or affecting the Company or its Subsidiaries, or any of their respective properties or before any federal, state, local or foreign governmental body or authority, which, in the aggregate, are reasonably likely to have a Material Adverse Effect on the Company.

    Section 3.11 Proxy Statement; Registration Statement; Other Information. The information, taken as a whole, with respect to the Company or its Subsidiaries to be included in the Proxy Statement (as defined in Section 5.2) or the Registration Statement (as defined in Section 5.2) will not, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Company Special Meeting (as defined in Section 5.3), or, in the case of the Registration Statement, at the time it becomes effective or at the effective time of any post-effective amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied in writing by Parent, Merger Sub or any affiliate of Parent specifically for inclusion in the Proxy Statement. The Proxy Statement (as it relates to the Company) will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

    Section 3.12 Lack of Ownership of Parent Common Stock. Neither the Company nor any of its Subsidiaries owns any shares of Parent Common Stock or other securities convertible into shares of Parent Common Stock (exclusive of any shares owned by the Company's Benefit Plans).

    Section 3.13 Tax Matters.

         (a) All federal, state, local and foreign Tax Returns required to be filed by or on behalf of the Company, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which the Company or any of its Subsidiaries or was a member (a "Company Group") have been timely filed or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, and all returns filed are complete and accurate except to the extent any failure to file or any inaccuracies in filed returns would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. All Taxes due and owing by the Company, any Subsidiary of the Company or any Company Group have been paid, or adequately reserved for, except to the extent any failure to pay or reserve would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect on the Company. There is no audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by the Company, any Subsidiary of the Company or any Company Group nor has the Company or any Subsidiary filed any waiver of the statute of limitations applicable to the assessment or collection of any Tax, in each case, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. All assessments for Taxes due and owing by the Company, any Subsidiary of the Company or any Company Group with respect to completed and settled examinations or concluded litigation have been paid. Neither the Company nor any Subsidiary is a party to any tax indemnity agreement, tax sharing agreement or other agreement under which the Company or any Subsidiary could become liable to another Person as a result of the imposition of a Tax upon any Person, or the assessment or collection of a Tax, except for such agreements as would not in the aggregate reasonably be expected to have a Material Adverse Effect on the Company. The Company and each of its Subsidiaries has complied in all material respects with all rules and regulations relating to the withholding of Taxes, except to the extent any such failure to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

         (b) Neither the Company nor any of its Subsidiaries has Knowledge of any fact or has taken any action that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

    Section 3.14 Opinion of Financial Advisors. On the date of this Agreement, the Board of Directors of the Company has received an oral opinion from Bear, Stearns & Co. and the Special Committee of the Board of Directors of the Company has received an oral opinion from Lehman Brothers (together with Bear, Stearns & Co., the "Financial Advisors") to the effect that, as of the date of this Agreement, the Class A Conversion Number is fair to the holders of Company Class A Common Stock from a financial point of view. Copies of the written opinions of the Financial Advisors, substantially in the forms previously submitted to Parent, will be delivered to Parent as soon as practicable after the date of this Agreement.

    Section 3.15 Required Vote of the Company Stockholders. The affirmative vote of the holders of a majority of the outstanding shares of the Company Common Stock (with the holders of Company Class A Common Stock and the holders of Company Class B Common Stock voting together as a single class) and the affirmative vote of the holders of a majority of the outstanding shares of each of the Company Class A Common Stock and Company Class B Common Stock voting as separate classes is required to adopt this Agreement, the Merger and the Charter Amendment. No other vote of the stockholders of the Company is required by law or the charter or Bylaws of the Company in order for the Company to consummate the Merger and the transactions contemplated hereby.

    Section 3.16 Insurance. Except to the extent that the lack of a policy would not reasonably be expected to have a Material Adverse Effect on the Company, the Company and its

Subsidiaries have insurance policies, including, without limitation, policies of fire and other casualty and liability insurance, that the Company believes are sufficient for the respective businesses and operations of the Company and its Subsidiaries.

    Section 3.17 Real Property; Title. The Company and its Subsidiaries have good and marketable title subject to Permitted Liens to all real properties owned by them, except where the failure to have such title would not in the aggregate reasonably be expected to have a Material Adverse Effect on the Company.

    Section 3.18 Collective Bargaining Agreements and Labor. The Company has previously made available to Parent all labor or collective bargaining agreements in effect as of the date of this Agreement which pertain to a material number of the employees of the Company and its Subsidiaries. As of the date of this Agreement, there are no pending complaints, charges or claims against the Company or its Subsidiaries filed with any public or governmental authority, arbitrator or court based upon the employment or termination by the Company of any individual, except for such complaints, charges or claims which if adversely determined would not in the aggregate have a Material Adverse Effect on the Company.

    Section 3.19 Material Contracts.

         (a) Neither the Company nor any of its Subsidiaries has Knowledge of, or has received notice of, any violation or default under any material contract (as such term is defined in item 601(b)(10) of Regulation S-K of the SEC) to which the Company or any of its Subsidiaries is a party, except for such violations or defaults as would not in the aggregate reasonably be expected to have a Material Adverse Effect on the Company.

         (b) Neither the Company nor any of its Subsidiaries is (i) in violation of or default under any contract or agreement that restricts its ability to compete or otherwise conduct its business as presently conducted, except for such violations or defaults as would not in the aggregate reasonably be expected to have a Material Adverse Effect on the Company or (ii) a party to, or bound by, any contract or agreement that restricts or would restrict the ability of the Company, Parent or any of their respective Subsidiaries from competing or otherwise conducting their respective businesses as such businesses are conducted on the date of this Agreement, except for such restrictions that would not in the aggregate reasonably be expected to have a Material Adverse Effect on Parent or the Company.

    Section 3.20 Takeover Statute. The Board of Directors of the Company, having considered the Company Stockholders Voting Agreement, the Stockholder Agreement, the Noncompetition Agreement and the Registration Rights Agreement, has approved this Agreement and the transactions contemplated hereby and thereby and, assuming the accuracy of Parent's representation and warranty contained in
Section 4.12, such approval constitutes approval of the Merger and the other transactions contemplated hereby by the Board of Directors of the Company under the provisions of Section 203 of the DGCL, such that the restrictions of Section 203 of the DGCL do not apply to this Agreement and the transactions contemplated hereby, including the Merger. Except as provided in Section 4.20 below, to the Knowledge of the Company, no other state takeover statute is applicable to the Merger or the other transactions contemplated hereby.

    Section 3.21 Transactions With Affiliates. Other than the transactions contemplated by this Agreement or except to the extent disclosed in the Company SEC Reports, there have been no transactions, agreements, arrangements or understandings between the Company or its Subsidiaries, on the one hand, and the Company's Affiliates (other than Subsidiaries of the Company) or any other Person, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

    Section 3.22 Intellectual Property. Except to the extent disclosed in the Company SEC Reports and except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy), individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company: (a) the Company and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property (as defined below) necessary for the conduct of its business as currently conducted; (b) to the Company's Knowledge, the use of any Intellectual Property by the Company and its Subsidiaries does not infringe on or otherwise violate the rights of any Person and is in accordance in all material respects with any applicable license pursuant to which the Company or any Subsidiary acquired the right to use any Intellectual Property; (c) as of the date of this Agreement, to the Knowledge of the Company, no Person is challenging, infringing on or otherwise violating any material right of the Company or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to the Company or its Subsidiaries; and (d) as of the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notice of any pending claim with respect to any Intellectual Property used by the Company and its Subsidiaries and, to the Knowledge of the Company, no Intellectual Property owned and/or licensed by the Company or its Subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property. For purposes of this Agreement, "Intellectual Property" shall mean trademarks, service marks, brand names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any Person; writings and other works, whether copyrightable or not, in any jurisdiction; registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights; and any claims or causes of action arising out of or relating to any infringement or misappropriation of any of the foregoing.

                                   ARTICLE 4
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub hereby jointly and severally represent and warrant to the Company that except as set forth in the disclosure letter delivered to the Company on the date of this Agreement ("Parent Disclosure Letter"):

    Section 4.1 Organization, Qualification, Etc. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not in the aggregate reasonably be expected to have a Material Adverse Effect on Parent or Merger Sub. The copies of Parent's Articles of Incorporation, as amended, and Amended and Restated By-laws and Merger Sub's charter and by-laws which have been made available to the Company are complete and correct and in full force and effect on the date of this Agreement. Each of Parent's Significant Subsidiaries (a) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, (b) has the corporate, partnership or limited liability company power and authority to own its properties and to carry on its business as it is now being conducted, and (c) is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except in case of clauses (a) and (c) for jurisdictions in which such failure to be so qualified or to be in good standing would not in the aggregate reasonably be expected to have a Material Adverse Effect on Parent or Merger Sub and except in the case of clause (b) for such exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect on Parent or Merger Sub. All the outstanding shares of capital stock of, or other ownership interests in, Parent's Subsidiaries and Merger Sub are (y) validly issued, fully paid and non-assessable and (z) owned by Parent, directly or indirectly, free and clear of all Liens, except in the case of clause (y) for such exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect on Parent and except in the case of clause (z) for restrictions contained in credit agreements and similar instruments to which Parent is a party and for such exceptions as would be immaterial to Parent. Except as disclosed in Parent SEC Reports, there are no outstanding subscriptions, warrants, options (except for those set forth in Section 4.2 below), rights of first refusal, preemptive rights, calls or rights or other arrangements or commitments obligating any Subsidiary of the Parent or Merger Sub to issue any capital stock or other securities of, or other ownership interests in, any Subsidiary of Parent or Merger Sub, except as would be immaterial to Parent.

    Section 4.2 Capital Stock. The authorized capital stock of Parent consists of 900,000,000 shares of Parent Common Stock, and 2,000,000 shares of Class A Preferred Stock, par value $1.00 per share and 8,000,000 shares of Class B Preferred Stock, par value $1.00 per share (collectively, the "Parent Preferred Stock"). The shares of Parent Common Stock to be issued in the Merger or upon the exercise of the Company stock options, warrants, conversion rights or other rights or upon vesting or payment of other Company equity-based awards thereafter will, when issued, be validly issued fully paid and non-assessable. As of February 24, 2000, 338,807,036 shares of Parent Common Stock and no shares of Parent Preferred Stock were issued and outstanding and 12,829 shares of Parent Common Stock held in treasury. All the outstanding shares of Parent Common Stock have been validly issued and are fully paid and non-assessable. As of the date of this Agreement, there are no outstanding subscriptions, options, warrants, rights or other arrangements or commitments, rights of first refusal, pre-emptive rights, calls or rights obligating Parent to issue capital stock or other securities of, or other ownership interests in the Parent other than options and other rights to receive or acquire an aggregate of up to 42,575,482 shares of Parent Common Stock pursuant to:

         (a) the 1984 Incentive Stock Option Plan of Parent;

         (b) the 1994 Non-Qualified Stock Option Plan;

         (c) Parent Director's Non-Qualified Stock Option Plan;

         (d) the 1998 Stock Incentive Plan;

         (e) the 2000 Employee Stock Purchase Plan;

         (f) various other option agreements with officers or employees of Parent or Parent's Subsidiaries, option assumption agreements, and incentive compensation grants;

         (g) Parent's 2-5/8% Senior Convertible Notes due 2003, convertible into Parent Common Stock;

         (h) Parent's 1-1/2% Senior Convertible Notes due 2002, convertible into Parent Common Stock;

         (i) the warrants of Jacor Communications, Inc. ("Jacor") assumed by Parent;

         (j) Jacor liquid yield option notes due 2011; and

         (k) Jacor liquid yield option notes due 2018.

    Section 4.3 Corporate Authority Relative to this Agreement. No Violation.

         (a) Parent has the corporate power and authority to enter into this Agreement, the Registration Rights Agreement, the Company Stockholders Voting Agreement and the Stockholder Agreement (collectively, the "Ancillary Agreements"), the Stockholder Agreement and the Company Stockholders Voting Agreement and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of Parent and no other corporate or stockholder proceedings on the part of Parent are necessary to authorize this Agreement, the Ancillary Agreements, the issuance of Parent Common Stock in connection with the Merger and the other transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements have been duly and validly executed and delivered by Parent and, assuming this Agreement and the Ancillary Agreements have been duly and validly executed and delivered by the other parties hereto and thereto, this Agreement and the Ancillary Agreements constitute valid and binding agreements of Parent, enforceable against it in accordance with their respective terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). Other than in connection with or in compliance with the provisions of the DGCL, the Securities Act, the Exchange Act, the HSR Act, any non-United

States competition, antitrust and investments laws and the securities or blue sky laws of the various states and the rules of the NYSE, and, other than the filing of the Certificate of Merger with the Delaware Secretary of State, and any necessary state filings to maintain the good standing or qualification of the Surviving Corporation (collectively, the "Parent Required Approvals"), no authorization, consent or approval of, or filing with, any governmental body or authority is necessary for the consummation by Parent of the transactions contemplated by this Agreement or the Ancillary Agreements, except for such authorizations, consents, approvals or filings, the failure to obtain or make which would not, in the aggregate, have a Material Adverse Effect on Parent; provided that Parent makes no representation with respect to such of the foregoing as are required by reason of the regulatory status of the Company or any of its Subsidiaries or facts specifically pertaining to any of them. Except for Parent Required Approvals, neither Parent nor Merger Sub is subject to or obligated under any charter, bylaw or contract provision or any governmental license, franchise or permit, or subject to any order or decree, which would be breached or violated by its executing or carrying out this Agreement or the Ancillary Agreements, except for any breaches or violations which would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

         (b) Merger Sub has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly and validly authorized by the Board of Directors of Merger Sub, and no other corporate or stockholder proceedings on the part of Merger Sub are necessary to authorize this Agreement and the transactions contemplated hereby. The Board of Directors of Merger Sub has determined that the transactions contemplated by this Agreement are advisable and in the best interest of its stockholder and recommends to such stockholder that it vote in favor thereof. This Agreement has been duly and validly executed and delivered by Merger Sub and, assuming this Agreement has been duly and validly executed and delivered by the Company, this Agreement constitutes a valid and binding agreement of Merger Sub, enforceable against it in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar loss affecting creditors' rights generally, or by principles governing the available of equitable remedies). This Agreement has been approved by Parent as the sole stockholder of Merger Sub.

         (c) Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

         (d) All of the outstanding capital stock of Merger Sub is owned directly or indirectly by Parent.

    Section 4.4 Reports and Financial Statements. The following reports, proxy statements and prospectuses filed by Parent with the SEC are publicly available:

         (a) Parent's Annual Reports on Form 10-K filed with the SEC for each of the years ended December 31, 1996, 1997 and 1998;

         (b) Parent's Quarterly Reports on Form 10-Q filed with the SEC for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999;

         (c) each definitive proxy statement filed by Parent with the SEC since January 1, 1996;

         (d) each final prospectus filed by Parent with the SEC since January 1, 1996, except any final prospectus on Form S-8; and

         (e) all Current Reports on Form 8-K filed by Parent with the SEC since December 31, 1998.

         As of their respective dates, such reports, proxy statements and prospectuses filed on or prior to the date of this Agreement (collectively, "Parent SEC Reports") (i) complied as to form in all material respect with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the foregoing clause (ii) shall not apply to the financial statements included in Parent SEC Reports (which are covered by the following sentence). The audited consolidated financial statements and unaudited consolidated interim financial statements included in Parent SEC Reports (including any related notes and schedules) fairly present in all material respects the financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the results of their operations and their cash flows for the periods then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto and except that the unaudited financial statements therein do not contain all of the footnote disclosures required by
GAAP). Since January 1, 1996, Parent has timely filed all material reports, registration statements and other filings required to be filed by it with the SEC under the rules and regulations of the SEC.

    Section 4.5 No Undisclosed Liabilities. As of the date of this Agreement, neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, of a type required by GAAP to be reflected on a consolidated balance sheet except (a) liabilities or obligations reflected in any of Parent SEC Reports, (b) liabilities or obligations incurred since September 30, 1999 in the ordinary course of Parent's business and (c) liabilities or obligations which would not in the aggregate reasonably be expected to have a Material Adverse Effect on Parent.

    Section 4.6 No Violation of Law. The businesses of Parent and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental body or authority, including the Federal Communications Commission (provided that no representation or warranty is made in this Section 4.6 with respect to Environmental Laws) except (a) as described in any of Parent SEC Reports and (b) for violations or possible violations which would not in the aggregate reasonably be expected to have a Material Adverse Effect on Parent.

    Section 4.7 Environmental Laws and Regulations. Except as described in any of Parent

SEC Reports, (a) to the Knowledge of Parent, Parent and each of its Subsidiaries is in material compliance with all applicable Environmental Laws, except for non-compliance which would not in the aggregate reasonably be expected to have a Material Adverse Effect on Parent, which compliance includes, but is not limited to, the possession by Parent and its Subsidiaries of material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (b) neither Parent nor any of its Subsidiaries has received written notice of, or, to the Knowledge of Parent, is the subject of, any Environmental Claims which would in the aggregate reasonably be expected to have a Material Adverse Effect on Parent; and (c) to the Knowledge of Parent, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

    Section 4.8 No Undisclosed Employee Benefit Plan Liabilities or Severance Arrangements. Except as described in any of Parent SEC Reports, all "employee benefit plans" as defined in Section 3(3) of ERISA, maintained or contributed to by Parent or its Subsidiaries are in material compliance with their terms and all applicable provisions of ERISA, the Code and any other applicable legislation, and Parent and its Subsidiaries do not have any liabilities or obligations with respect to any such employee benefit plans, whether or not accrued, contingent or otherwise, except (a) as described in any of Parent SEC Reports and (b) for instances of noncompliance or liabilities or obligations that would not in the aggregate reasonably be expected to have a Material Adverse Effect on Parent.

    Section 4.9 Absence of Certain Changes or Events. Other than as disclosed in Parent SEC Reports, since September 30, 1999 and to the date of this Agreement, the businesses of Parent and its Subsidiaries have been conducted in all material respects in the ordinary course and there has not been any event, occurrence, development or state of circumstances or facts that has had a Material Adverse Effect on Parent.

    Section 4.10 Investigations; Litigation. Except as described in any of Parent SEC Reports or previously disclosed in writing to the Company:

         (a) to the Knowledge of Parent, no investigation or review by any governmental body or authority with respect to Parent or any of its Subsidiaries which would in the aggregate reasonably be expected to have a Material Adverse Effect on Parent is pending nor has any governmental body or authority notified Parent in writing of an intention to conduct the same; and

         (b) there are no actions, suits or proceedings pending (or, to Parent's Knowledge, threatened) against or affecting Parent or its Subsidiaries, or any of their respective properties, or before any federal, state, local or foreign governmental body or authority which in the aggregate is reasonably likely to have a Material Adverse Effect on Parent.

    Section 4.11 Proxy Statement; Registration Statement; Other Information. The information, taken as a whole, with respect to Parent or its Subsidiaries to be included in the Proxy Statement (as defined in Section 5.2) or the Registration Statement (as defined in Section 5.2) will not, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Company Special Meeting, or, in the case of the Registration Statement, at the time it becomes effective or at the effective time of any post-effective amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or Merger Sub with respect to information supplied in writing by the Company or any affiliate of the Company specifically for inclusion in the Proxy Statement or the Registration Statement. Each of the Proxy Statement and Registration Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

    Section 4.12 Ownership of Company Common Stock. Parent and its Subsidiaries and other Affiliates beneficially own, in the aggregate, less than 10% of the outstanding shares of Class A Common Stock or other securities convertible into shares of Class A Common Stock.

    Section 4.13 Tax Matters.

         (a) All federal, state, local and foreign Tax Returns required to be filed by or on behalf of Parent, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which Parent or any of its Subsidiaries is or was a member (a "Parent Group") have been timely filed or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, and all returns filed are complete and accurate except to the extent any failure to file or any inaccuracies in filed returns would not, individually or in the aggregate, have a Material Adverse Effect on Parent. All Taxes due and owing by Parent, any Subsidiary of Parent or any Parent Group have been paid, or adequately reserved for, except to the extent any failure to pay or reserve would not, individually or in the aggregate, have a Material Adverse Effect on Parent. There is no audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by Parent, any Subsidiary of Parent or any Parent Group nor has Parent, any Subsidiary of Parent or any Parent Group filed any waiver of the statute of limitations applicable to the assessment or collection of any Tax, in each case, which could individually or in the aggregate reasonably be expected to have a Material Adverse Effect on Parent. All assessments for Taxes due and owing by Parent, any Subsidiary of Parent or any Parent Group with respect to completed and settled examinations or concluded litigation have been paid. Parent and each of its Subsidiaries has complied in all material respects with all rules and regulations relating to the withholding of Taxes, except to the extent any such failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

         (b) Neither Parent nor any of its Subsidiaries has Knowledge of any fact or has taken any action that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

    Section 4.14 Required Vote of Stockholders. Other than the affirmative vote of the holders of a majority of the outstanding shares of Merger Sub to adopt this Agreement and approve the Merger, no other vote of the stockholders of Parent or Merger Sub is required by law, the charter or Bylaws of Parent or Merger Sub in order for Parent and Merger Sub to consummate the Merger and the transactions contemplated hereby.

    Section 4.15 Opinion of Financial Advisor. The Board of Directors of Parent has received the opinion of Salomon Smith Barney Inc. ("Financial Advisor") dated the date of this Agreement to the effect that, as of such date, the Exchange Ratios (as defined therein) are fair from a financial point of view to Parent. A copy of the written opinion of the Financial Advisor will be delivered to the Company as soon as practicable after the date of this Agreement.

    Section 4.16 Insurance. Except to the extent that the lack of a policy would not reasonably be expected to have a Material Adverse Effect on Parent, Parent and its Subsidiaries have insurance policies, including without limitation policies of fire and other casualty and liability insurance, that Parent believes are sufficient for the respective businesses and operations of Parent and its Subsidiaries.

    Section 4.17 Real Property; Title. Parent and its Subsidiaries have good and marketable title subject to Permitted Liens to all real properties owned by it, except where the failure to have such title would not in the aggregate reasonably be expected to have a Material Adverse Effect on Parent.

    Section 4.18 Collective Bargaining Agreements and Labor. As of the date of this Agreement, there are no pending complaints, charges or claims against Parent or its Subsidiaries filed with any public or governmental authority, arbitrator or court based upon the employment or termination by Parent of any individual, except for such complaints, charges or claims which if adversely determined would not in the aggregate have a Material Adverse Effect on Parent.

    Section 4.19 Material Contracts. Neither Parent nor any of its Subsidiaries has Knowledge of, or has received notice of, any violation or default under any material contract (as such term is defined in item 601(b)(10) of Regulation S-K of the SEC) to which Parent or any of its Subsidiaries is a party, except for such violations or defaults as would not in the aggregate reasonably be expected to have a Material Adverse Effect on Parent.

    Section 4.20 Takeover Statute. The Board of Directors of Parent has approved this Agreement, the Company Stockholders Voting Agreement, the Stockholders Agreement, the Noncompetition Agreement and Registration Rights Agreement and the transactions contemplated hereby and thereby and, assuming the accuracy of the Company's representation and warranty contained in Section 3.12, such approval constitutes approval of the Merger and the other transactions contemplated hereby and thereby by the Board of Directors of Parent under the provisions of Article 13.03 of the Texas Business Corporation Act (the "TBCA"), such that Article 13.03 of the TBCA does not apply to this Agreement and the transactions contemplated hereby and thereby. Except as provided in Section 3.20 above, to the Knowledge of Parent, no other state takeover statute is applicable to the Merger or the other transactions contemplated hereby.

                                   ARTICLE 5
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

    Section 5.1 Conduct of Business by the Company or Parent. Except as contemplated by this Agreement or as set forth in the Company Disclosure Letter or Parent Disclosure Letter, or as necessary or appropriate to satisfy the obligations hereunder or to comply with applicable Law or stock exchange regulations, between the date of this Agreement and prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1, and except as may be agreed to by the other parties hereto or as may be permitted pursuant to this Agreement:

         (a) The Company:

              (i) shall, and shall cause each of its Subsidiaries to, conduct its operations according to their ordinary and usual course of business;

              (ii) shall use its reasonable efforts, and cause each of its Subsidiaries to use its reasonable efforts, consistent with prudent business practice to (A) preserve intact its business organization and goodwill in all material respects, (B) keep available the services of its officers and key employees, subject to changes in the ordinary course, and (C) maintain satisfactory relationships with suppliers, distributors, customers and others having significant business relationships with them, in each case as a group;

              (iii) shall notify Parent of any emergency or other change in the normal course of its or its Subsidiaries' respective businesses or in the operation of its or its Subsidiaries' respective properties and of any complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any governmental body or authority if such emergency, change, complaint, investigation or hearing would reasonably be expected to have a Material Adverse Effect on the Company;

              (iv) shall not authorize or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock;

              (v) shall not, and shall not permit any of its Subsidiaries to, enter into or amend any severance or similar agreements or arrangements which would be triggered by the transactions contemplated hereby, with any of their respective directors or employees, except to the extent required by Law or the terms of any agreement or Benefit Plan in existence on the date hereof or any collective bargaining agreement entered into in the ordinary course of business;

              (vi) shall not, and shall not permit any of its Subsidiaries to, without the consent of Parent, which consent shall not be unreasonably withheld, enter into any new written employment, consulting or salary continuation agreement with any employee or director which, in any case, has a term of more than one year or compensation at an annual rate in excess of $150,000, or grant any increases in the compensation or benefits to any management employee, officer or director, other than as required by any agreement or Benefit Plan in existence on the date of this Agreement and other than (A) salary increases not in excess of 10% per year of such Person's compensation which increases are awarded in the ordinary course of business, and (B) wages and benefits to employees pursuant to collective bargaining agreements entered into in the ordinary course of business;

              (vii) shall not, and shall not permit any of its Subsidiaries to, authorize, propose or announce an intention to authorize or propose, or enter into or consummate an agreement with respect to (x) any new Internet initiative,
(y) any merger, consolidation or business combination, any acquisition of any assets or securities, or any disposition of assets or securities involving consideration (including stock, debt and all contingent payments) in excess of $50 million in the aggregate, provided that any merger, business combination or other acquisition undertaken by the Company is in a line of business the same as or related to the line of business of the Company and its Subsidiaries as of the date of this Agreement or (z) any release or relinquishment of any material contract rights;

              (viii) shall not propose or adopt any amendments to its corporate charter or By-laws (except as contemplated by this Agreement);

               (ix) shall not, and shall not permit any of its Subsidiaries to,
(A) issue any shares of their capital stock (other than with respect to issuances by Subsidiaries, to the Company or a wholly-owned subsidiary of the Company), except (y) upon exercise of options under the Company Stock Option Plans existing on the date of this Agreement and the options and warrants listed in Section 3.2 of the Company Disclosure Letter and (z) shares of capital stock issued in connection with acquisitions permitted under this Section 5.1 or (B) effect any stock split not previously announced or (C) otherwise change the capitalization of the Company as it existed on the date of this Agreement, except as contemplated by or permitted under this Agreement;

              (x) without the consent of Parent, which consent shall not be unreasonably withheld, shall not, and shall not permit any of its Subsidiaries to, grant, confer or award any options, warrants, conversion rights or other rights to acquire any shares of its capital stock, other than as required in any employment or other agreement or pursuant to any Benefit Plan in existence on the date of this Agreement or as otherwise contemplated by or permitted under this Agreement;

              (xi) shall not, and shall not permit any of its Subsidiaries to, except in the ordinary course of business in connection with employee incentive and benefit plans, programs or arrangements in existence on the date of this Agreement, purchase, exchange, convert, or redeem any shares of the Company's capital stock other than shares of preferred stock of Subsidiaries;

              (xii) shall not, and shall not permit any of its Subsidiaries to, amend in any significant respect the terms of their respective Benefit Plans, including but not limited to employee benefit plans, programs or arrangements in existence on the date of this Agreement, or adopt any new employee benefit plans, programs or arrangements, except as required by law, by the terms of any Benefit Plan or agreement in existence on the date of this Agreement, by the terms of any collective bargaining agreement entered into in the ordinary course of business or to maintain tax qualified status or as requested by the Internal Revenue Service in order to receive a determination letter for such employee benefit plan;

              (xiii) shall not, and shall not permit any of its Subsidiaries to, enter into any credit facilities or other loan agreements as borrower or as lender, amend any existing credit facility or loan agreement to increase the borrowing availability thereunder or increase applicable prepayment penalties or incur indebtedness that is subject to any prepayment penalty or for which the Company or its Subsidiaries are obligated to pay any discount, origination or similar fees, or grant any Liens on any of its assets; provided, however, that nothing in this clause shall limit the ability of the Company or any of its Subsidiaries to incur indebtedness or grant Liens under their respective credit facilities or other loan agreements existing on the date of this Agreement;

              (xiv) except as contemplated by or permitted under this Agreement, shall not, and shall not permit any of its Subsidiaries to (a) enter into any material agreement with aggregate consideration in excess of $5.0 million per year or (b) make any cash touring advance or upfront guarantee in excess of $10 million individually or $30 million in the aggregate;

              (xv) shall not, and shall not permit any of its Subsidiaries to, enter into an agreement or arrangement with any Affiliate of the Company, any family member of any Affiliate of the Company or any stockholder who owns more than 10% of the outstanding capital stock of the Company;

              (xvi) shall not, and shall not permit any of its Subsidiaries to, make any material Tax election or settle or compromise any material Tax liability, other than in connection with currently pending proceedings or other than in the ordinary course of business consistent in all material respects with past practices;

              (xvii) shall not, and shall not permit any of its Subsidiaries to, enter into, amend, or extend any material collective bargaining or other labor agreement, except as required by law and except in the ordinary course of business consistent in all material respects with past practices;

              (xviii) except as may be required by applicable Law or the terms of any agreement in existence on the date of this Agreement, shall not, and shall not permit any of its Subsidiaries to, make any acquisition, by means of a merger or otherwise, of assets or securities, or any sale, lease, encumbrance or other disposition of assets or securities, or enter into any similar transaction, or enter into an agreement to effect any of the foregoing, in each case which would reasonably be expected to adversely affect the ability of the Company to consummate the transactions contemplated by this Agreement or materially delay obtaining any consents or approvals of any Governmental Entity required under this Agreement or otherwise materially delay the Closing; and

              (xix) shall not agree, or permit any of its Subsidiaries to agree, in writing or otherwise, to take any of the foregoing actions described in clauses (iv) through (xviii) or take any action that is intended or would reasonably be expected to result in any of the conditions to the Merger set forth in Article 6 not being satisfied, except, in each case, as may be required by applicable Law.

         (b) Parent:

              (i) shall, and shall cause each of its Subsidiaries to, conduct its operations according to their ordinary and usual course of business; provided, however, that nothing contained in this clause shall limit Parent's ability to authorize or propose, or enter into or amend, an agreement with respect to any acquisitions or credit facilities or to issue or refinance any debt or equity securities, provided that any such acquisition or issuance of securities would not reasonably be expected to adversely affect the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement or materially delay obtaining any consents or approvals of any Government Entity required under this Agreement or otherwise materially delay the Closing;;

              (ii) shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement;

              (iii) shall and shall cause Merger Sub to vote all shares of Company Common Stock, if any, beneficially owned by Parent, Merger Sub or their Affiliates in favor of adoption and approval of the Merger and this Agreement at the Company Special Meeting (as defined in Section 5.3);

              (iv) except as may be required by applicable Law or the terms of any agreement in existence on the date of this Agreement, shall not, and shall not permit any of its Subsidiaries to, make any acquisition, by means of a merger or otherwise, of assets or securities, or any sale, lease, encumbrance or other disposition of assets or securities, or enter into any similar transaction, or enter into an agreement to effect any of the foregoing, in each case which would reasonably be expected to adversely affect the ability of Parent to consummate the transactions contemplated by this Agreement or materially delay obtaining any consents or approvals of any Governmental Entity required under this Agreement or otherwise materially delay the Closing;

              (v) shall not, and shall not permit any of its Subsidiaries to, change any of the accounting principles or practices used by it or any of its Subsidiaries, except as required by the Securities Exchange Commission (the "SEC") or required by GAAP;

              (vi) shall not authorize or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock;

              (vii) shall not propose or adopt any amendments to its corporate charter or By-laws;

              (viii) shall not agree, or permit any of its Subsidiaries to agree, in writing or otherwise, to take any of the foregoing actions described in clauses (iv) through (vii) or take any action that is intended or would reasonably be expected to result in any of the conditions to the Merger set forth in Article 6 not being satisfied, except, in each case, as may be required by applicable Law; and

              (ix) shall use its reasonable efforts, and cause each of its Subsidiaries to use its reasonable efforts, consistent with prudent business practice to (A) preserve intact its business organization and goodwill in all material respects, (B) keep available the services of its officers and key employees, subject to changes in the ordinary course, and (C) maintain satisfactory relationships with suppliers, distributors, customers and others having significant business relationships with them, in each case as a group.

    Section 5.2 Proxy Material; Registration Statement.

         (a) As promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the SEC a proxy statement relating to the meeting of the Company's stockholders to be held in connection with the Merger (together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company's stockholders, the "Proxy Statement") and Parent shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the "Registration Statement") in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the shares of Parent Common Stock to be issued to the stockholders of the Company pursuant to the Merger. Each of Parent and the Company will use all reasonable efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement, Parent shall take all or any action required under any applicable federal or state securities laws in connection with the issuance of shares of Parent Common Stock in the Merger. Each of Parent and the Company shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions and the preparation of the Registration Statement and Proxy Statement. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Proxy Statement to its stockholders. The Proxy Statement shall include the recommendation of the Board of Directors of the Company in favor of the Merger (subject to Section 5.10(d) hereof) and the Charter Amendment.

         Subject to Section 5.10(d) hereof, no amendment or supplement to the Proxy Statement or the Registration Statement will be made by Parent or the Company without the approval of the other party (which approval shall not be unreasonably withheld or delayed). Parent and the Company each will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

         (b) The information supplied by Parent for inclusion in the Registration Statement and the Proxy Statement shall not, at (1) the time the Registration Statement is declared effective, (2) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (3) the time of the Company Special Meeting, and
(4) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to Parent or any of its Subsidiaries, or their respective officers or directors, should be discovered by Parent which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, Parent shall promptly inform the Company. All documents that Parent is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

         (c) The information supplied by the Company for inclusion in the Registration Statement and the Proxy Statement shall not, at (1) the time the Registration Statement is declared effective, (2) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (3) the time of the Company Special Meeting, and
(4) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its Subsidiaries, or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, the Company shall promptly inform Parent. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

    Section 5.3 Stockholders' Meeting. The Company shall, in accordance with applicable law and its Amended and Restated Certificate of Incorporation and By-laws duly call, give notice of, convene and hold a special meeting (which, as may be duly adjourned, the "Company Special Meeting") of its stockholders for the purpose of approving and adopting the agreement of merger (as such term is used in Section 251 of the DGCL) set forth in this Agreement, approving the Merger and approving the Charter Amendment, in each case by the holders of a majority of the outstanding shares of Company Common Stock (with the holders of Company Class A Common Stock and the holders of Company Class B Common Stock voting together as a single class) and the affirmative vote of the holders of a majority of the outstanding shares of each of the Company Class A Common Stock and Company Class B Common Stock voting as separate classes (the "Company Stockholder Approval"). The Company agrees to use its reasonable efforts to cause the Company Special Meeting to occur within seventy-five (75) days after the date on which the Registration Statement becomes effective, but not earlier than twenty (20) business days after the date the Proxy Statement is first mailed to stockholders. The Company shall include in the Proxy Statement the recommendation of its Board of Directors ("Company Board Recommendation") that its stockholders vote in favor of the Company Stockholder Approval, subject to the duties of the Board of Directors of the Company to make any further disclosure to the stockholders (which shall not, unless expressly stated, constitute a withdrawal or adverse modification of such recommendation) and subject to the right to withdraw, modify or change such recommendation in accordance with Section 5.10 of this Agreement. If the Board of Directors of the Company withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Parent or resolves to do any of the foregoing, the Company shall nevertheless remain obligated to call, give notice of, convene and hold the Company Special Meeting.

    Section 5.4 Approvals and Consents; Cooperation.

         (a) The Company and Parent shall together, or pursuant to an allocation of responsibility to be agreed upon between them:

              (i) as soon as is reasonably practicable take all such action as may be required under state blue sky or securities laws in connection with the transactions contemplated by this Agreement;

              (ii) promptly prepare and file with the NYSE listing applications covering the shares of Parent Common Stock issuable in the Merger or upon exercise of the Company stock options, warrants, conversion rights or other rights or vesting or payment of other Company equity based awards and use its reasonable best efforts to obtain, prior to the Effective Time, approval for the listing of such Parent Common Stock, subject only to official notice of issuance;

              (iii) cooperate with one another in seeking any actions, consents, approvals or waivers or making any filings in connection with the transactions contemplated by this Agreement; and

              (iv) cooperate with one another in obtaining the opinions described in Section 6.1(g) of this Agreement.

         (b) Subject to the limitations contained in Section 5.2, the Company and Parent shall each furnish to one another and to one another's counsel all such information as may be required in order to effect the foregoing actions.

    Section 5.5 Access to Information; Confidentiality. As permitted by law, each of the Company and Parent shall, upon reasonable notice to an Executive Officer (as defined in Section 8.2 hereof) of the Company or Parent, as the case may be, afford to the other party, and to such party's authorized officers, employees, accountants, counsel, financial advisors and other representatives (collectively, "Representatives"), reasonable access during normal business hours, in a manner so as not to interfere with the normal operations of the Company or Parent and their respective Subsidiaries and subject to reasonable restrictions imposed by an Executive Officer of the Company or Parent, as the case may be, during the period prior to the Effective Time to all the properties, books, contracts, commitments and records of the Company or Parent and their respective Subsidiaries, and during such period, the Company or Parent shall furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it or its Subsidiaries during such period pursuant to the requirements of applicable federal or state securities laws and (b) all other information concerning its business, properties and personnel as the other party may reasonably request. Notwithstanding anything to the contrary in this Agreement, neither party nor any or its Subsidiaries shall be required to disclose any information to the other party or its authorized representatives if doing so would (i) violate any federal, state, local or foreign law, rule or regulation to which such party or any of its Subsidiaries is subject, (ii) violate the regulations or requirements of the NYSE, (iii) violate the terms of any confidentiality agreement or similar agreement or arrangement to which such party or any of its Subsidiaries is a party (provided that such party shall use all reasonable efforts to cause the counterparty thereto to waive such agreement) or (iv) directly or indirectly affect either party's competitive position in any of the markets in which either party operates or in respect of the activities in which either party is engaged. No investigation or information furnished pursuant to this Section 5.5 shall affect any representations or warranties made by the parties herein or the conditions to the obligations of the parties to consummate the Merger. Each party will, and will counsel its Representatives to, keep such information provided to it by the other party confidential in accordance with the terms of the Confidentiality Agreement, dated February 18, 2000, between Parent and the Company (the "Confidentiality Agreement") the terms of which are incorporated herein by reference, as if such information were Confidential Information (as such term is defined in the Confidentiality Agreement).

    Section 5.6 Affiliates. The Company shall, prior to the Effective Time, deliver to Parent a list (reasonably satisfactory to counsel for Parent), setting forth the names and addresses of all Persons who are, at the time of the Company Special Meeting, in the Company's reasonable judgment, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall furnish such information and documents as Parent may reasonably request for the purpose of reviewing such list. The Company will use its reasonable efforts to cause its affiliates to deliver to Parent not later that 10 days prior to the date of the Company Special Meeting, a written agreement substantially in the form attached as Exhibit 5.6, with such modifications as may be appropriate, and will use its reasonable efforts to cause Persons or entities who become "affiliates" after such date but prior to the Closing Date to execute and deliver these agreements at least 5 days prior to the Closing Date.

    Section 5.7 Rights Under Stock Plans.

         (a) Each outstanding option or warrant to purchase shares of Company Common Stock ("Option") granted under the Company Stock Option Plans or otherwise, which is outstanding immediately prior to the Effective Time, whether or not then exercisable, shall vest in accordance with the terms of such Company Stock Option Plan or agreement under which it was granted and shall be assumed by Parent and deemed to constitute an option or warrant to acquire, on the same terms and conditions, mutatis mutandis (including, without limitation adjustments for any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction), as were applicable under such Option or agreement prior to the Effective Time, the number of shares of Parent Common Stock as the holder of such Option would have been entitled to receive pursuant to the Merger had such holder exercised such Option in full immediately prior to the Effective Time (not taking into account whether or not such Option was in fact exercisable) at a price per share equal to (x) the aggregate exercise price for Company Common Stock purchasable pursuant to such Option divided by (y) the Class A Conversion Number; provided, that the number of shares of Parent Common Stock that may be purchased upon exercise of any such Option or agreement shall not include any fractional share and, upon exercise of such Option or agreement, a cash payment shall be made for any fractional share based upon the last sale price per share of Parent Common Stock on the trading day immediately preceding the date of exercise. From and after the Effective Time, Parent and the Surviving Corporation shall comply with the terms of the Company Stock Option Plans and the agreements governing any Options. The adjustments provided herein with respect to any Options that are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with Section 424(a) of the Code.

         (b) Parent shall cause to be taken all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Options in accordance with this Section 5.7. As promptly as practicable after the Effective Time, Parent shall use its reasonable efforts to cause Parent Common Stock subject to assumed Options to be registered under the Securities Act pursuant to a registration statement on Form S-8 (or any successor or other appropriate forms) and shall use its reasonable efforts to cause the effectiveness of such registration statement (and current status of the prospectus or prospectuses contained therein) to occur promptly after the Effective Time and to be maintained for so long as such Options remain outstanding.

         (c) At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any stock appreciation right ("SAR"), each outstanding SAR issued by the Company on or prior to the date of this Agreement shall, as of the Effective Time, automatically and without any action on the part of the holder thereof, be assumed by Parent. The holders of such SARs shall continue to have, and be subject to, the same terms and conditions set forth in the agreements pursuant to which the SARs were issued in effect immediately prior to the Effective Time, except that (i) such SARs shall be exercisable for cash representing that number of whole shares of Parent Common Stock equal to the product of the number of shares of Class A Common Stock covered by the SAR immediately prior to the Effective Time multiplied by the Class A Conversion Number rounded up to the nearest whole number of shares of Parent Common Stock and (ii) the per share strike price for the cash representing shares of Parent Common Stock issuable upon the exercise of such assumed SAR shall be equal to the quotient determined by dividing the strike price per share of Class A Common Stock specified for such SAR under the applicable agreement immediately prior to the Effective Time by the Class A Conversion Number, rounding the resulting strike price down to the nearest whole cent. The holders of the SARs will be entitled to receive only cash upon exercise of the SARs in lieu of Parent Common Stock as such amount shall be determined in accordance with the agreements pursuant to which the SARs were issued.

    Section 5.8 Filings; Other Action.

         (a) Subject to the terms and conditions herein provided, the Company and Parent shall (i) promptly make their respective filings and thereafter make any other required submissions under the HSR Act, and (ii) use reasonable efforts to cooperate with one another in (A) determining whether any filings are required to be made with, or consents, permits, authorizations or approvals are required to be obtained from, any third party, the United States government or any agencies, departments or instrumentalities thereof or other governmental or regulatory bodies or authorities of federal, state, local and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby and (B) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals, and (iii) take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby, including, without limitation, taking or undertaking all such further action as may be necessary to resolve such objections, if any, as the Federal Trade Commission, the Antitrust Division of the Department of Justice, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction or any other Person may assert under relevant antitrust or competition laws with respect to the transactions contemplated hereby, subject to Parent's right to direct such actions and things to be done set forth in Section 5.8(b) below.

         (b) Without limiting the generality of the undertakings pursuant to
Section 5.8(a): (i) each of Parent and the Company shall provide promptly to the Governmental Entities with regulatory jurisdiction over enforcement of any applicable antitrust laws (each a, "Government Antitrust Entity") information and documents requested by such Government Antitrust Entity or necessary, proper or advisable to permit consummation of the transactions contemplated by this Agreement; (ii) without in any way limiting the provisions of Section 5.8(a)(i) above, each of Parent and the Company shall file any Notification and Report Form and related material required under the HSR Act as soon as reasonably practicable after the date of this Agreement, and thereafter use its commercially reasonable efforts to certify as soon as reasonably practicable its substantial compliance with any requests for additional information or documentary material that may be made under the HSR Act, unless Parent in its reasonable judgment determines that it is reasonable in the circumstances not to comply substantially with any requests for additional information and documentary material under the HSR Act; (iii) each of the Company and Parent will keep the other informed of any material communication, and provide to the other copies of all correspondence, between it (or its advisors) and any Government Antitrust Entity relating to this Agreement or any of the matters described in this Section 5.8(b); and (iv) each of the Company and Parent shall permit the other to review any material communication to be given by it to, and shall consult with each other in advance of any telephonic calls, meeting or conference with, any Government Antitrust Entity and, to the extent permitted, give the other party the opportunity to attend and participate in such telephonic calls, meetings and conferences. Notwithstanding any of the foregoing, no failure to obtain termination of the waiting period under the HSR Act shall be deemed to be a breach hereunder by the Company or Parent. Subject to the foregoing, Parent shall be principally responsible for and in control of the process of dealing with any Government Antitrust Entity. Notwithstanding the provisions of Section 5.8(a) and 5.8(b), in the event that either Parent or the Company is requested, as a condition to obtaining the approval of any Governmental Antitrust Entity to the transactions contemplated hereunder, to take any action which if taken would have a Material Adverse Effect on the combined consolidated businesses, assets, operations or prospects of Parent and Company, then neither Parent nor the Company shall be required to take such action and no failure by either Parent or the Company to take such action shall be deemed a breach of this Section 5.8 or of any other provision of this Agreement.

    Section 5.9 Further Assurances. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers of the Company and Parent shall take all such necessary action.

    Section 5.10 No Solicitation by the Company.

         (a) The Company agrees that it, prior to the Effective Time, shall not, directly or indirectly, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director, employee or agent of, or any investment banker, attorney, accountant or other advisor or representative of, the Company or any of its Subsidiaries (collectively, the "Company Representatives") to, directly or indirectly through another Person, solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal, or participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal, or approve, endorse or recommend any Acquisition Proposal, or enter into any letter of intent, agreement in principle, acquisition agreement or other document or contract contemplating or otherwise relating to an Acquisition Proposal, provided, however, that, prior to the adoption and approval of this Agreement by the requisite Company Stockholder Approval, the foregoing shall not prohibit the Company from furnishing information to or entering into discussions or negotiations with, any Person that makes an unsolicited bona fide proposal to enter into a business combination with the Company pursuant to an Acquisition Proposal which the Board of Directors of the Company (or any committee thereof considering such proposal) in good faith determines is reasonably likely to be more favorable to the Company's stockholders than the transactions contemplated by this Agreement (a "Superior Proposal"), so long as:

              (i) prior to furnishing any information to, or entering into discussions or negotiations with, such a Person the Company provides 48 hours' advance written notice to Parent to the effect that it is furnishing information to, or entering into substantive discussions or negotiations with, a Person from whom the Company shall have received an executed confidentiality agreement in form and substance similar to the Confidentiality Agreement prior to furnishing such information;

              (ii) such notice shall include the terms and conditions of such Acquisition Proposal or any agreement proposed by, or any information supplied to, any such Person;

              (iii) prior to furnishing any nonpublic information to any such Person, the Company furnishes such nonpublic information to Parent (to the extent that such nonpublic information has not been previously furnished by the Company to Parent);

              (iv) neither the Company nor any of its Subsidiaries nor any of the Company Representatives shall have violated any of the restrictions set forth in this Section 5.10;

              (v) such unsolicited bona fide proposal relating to a Superior Proposal is made by a third party that the Board of Directors of the Company (or any committee thereof considering such proposal) determines in good faith has the good faith intent to proceed with negotiations to consider such Superior Proposal;

              (vi) the Board of Directors of the Company (or any committee thereof considering such proposal), after duly considering the written advice of outside legal counsel to the Company, determines in good faith that such action is required for the Board of Directors of the Company to comply with its fiduciary duties to stockholders imposed by applicable law; and

              (vii) the Company uses all reasonable efforts to keep Parent informed in all material respects of the status and terms of any such negotiations or discussions (including without limitation the identity of the Person with whom such negotiations or discussions are being held) and provides Parent copies of such written proposals and any amendments or revisions thereto or correspondence related thereto.

         (b) The Company shall notify Parent orally and in writing of the fact that it has received inquiries, offers or proposals that it reasonably believes to be bona fide with respect to an Acquisition Proposal within 24 hours after the Company obtains Knowledge of the receipt thereof. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any other Person that have been conducted heretofore with respect to a potential Acquisition Proposal. The Company agrees to inform the Company Representatives of the obligations undertaken in this
Section 5.10; provided, however, that nothing contained in this Agreement shall prevent the Board of Directors of the Company from referring any third-party to this Section 5.10.

         (c) The Company agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, "standstill" or similar agreement to which the Company or any of its Subsidiaries is a party, and will use its best efforts to enforce or cause to be enforced each such agreement at the request of Parent.

         (d) Except as expressly permitted by this Section 5.10, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw, modify or change, or propose publicly to withdraw, modify or change, in a manner adverse to Parent, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Superior Proposal or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Acquisition Proposal. Notwithstanding the foregoing, in the event that the Board of Directors of the Company (or any committee thereof considering an Acquisition Proposal) determines in good faith, after consultation with outside counsel, that in light of a Superior Proposal it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the Company's stockholders under applicable law, the Board of Directors of the Company may (subject to this and the following sentences) withdraw, modify or change its recommendation of the Merger, but only after 48 hours following Parent's receipt of written notice advising Parent that the Board of Directors of the Company is prepared to do so, and only if, during such 48- hour period, the Company and its advisors shall have negotiated in good faith with Parent to make such adjustments in the terms and conditions of this Agreement as would enable Parent to proceed with the transactions contemplated herein on such adjusted terms.

         (e) Nothing contained in this Section 5.10 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and/or 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law.

    Section 5.11 Director and Officer Liability.

         (a) Parent, Merger Sub and the Company agree that all rights to indemnification and all limitations on liability existing in favor of any Indemnitee (as defined below) as provided in the Company's Amended and Restated Certificate of Incorporation, Company's By-laws, the charter or By-laws of any Subsidiary of the Company or any Indemnity Agreement (as defined below) shall survive the Merger and continue in full force and effect. To the extent permitted by (i) the DGCL, (ii) the Company's Amended and Restated Certificate of Incorporation, the Company's By-laws, the charter or By-laws of any Subsidiary of the Company or (iii) any agreement providing for indemnification by the Company or any Subsidiary of the Company of any Indemnitee in effect on the date of this Agreement (including any indemnity provisions contained in any agreement providing for the registration of securities) (each, an "Indemnity Agreement"), advancement of Indemnitee Expenses (as defined below) pursuant to this Section 5.11 shall be mandatory rather than permissive and the Parent shall cause the Surviving Corporation to advance Costs (as defined below) in connection with such indemnification. Parent shall cause the Surviving Corporation to honor in accordance with their terms all Indemnity Agreements. In the event that the Surviving Corporation fails to make any payments required or permitted under any Indemnity Agreement, Parent agrees to make all such payments within 15 days thereafter.

         (b) For a period of six (6) years after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, maintain officers' and directors' liability insurance and fiduciary liability insurance covering the Indemnitees who are currently covered by the Company's existing officers' and directors' or fiduciary liability insurance policies on terms no less advantageous to such indemnified parties than such existing insurance; provided, however, that neither Parent nor the Surviving Corporation will be required in order to maintain such policies to pay an annual premium in excess of 150% of the greater of (i) the last annual premium paid by the Company prior to the date of this Agreement and (ii) the annual premium for the year in which the Closing occurs (the "Cap"); and provided, further, that, if equivalent coverage cannot be obtained, or can be obtained only by paying an annual premium in excess of the Cap, then Parent shall, or shall cause the Surviving Corporation to, maintain policies that, in Parent's good faith judgment, provide the maximum coverage available at an annual premium equal to the Cap.

         (c) In addition to the other rights provided for in this Section 5.11 and not in limitation thereof, for six (6) years from and after the Effective Time, Parent shall cause the Surviving Corporation to, to the fullest extent permitted by applicable law, (i) indemnify and hold harmless the individuals who on or prior to the Effective Time were officers, directors or employees of the Company or any of its Subsidiaries, and the heirs, executors, trustees, fiduciaries and administrators of such officers, directors or employees and each person who served at the request, or on behalf, of the Company or any of its Subsidiaries as an officer, director or employee of another corporation, partnership, trust, joint venture, pension or other employee benefit plan or enterprise (collectively, the "Indemnitees") against all losses, Indemnitee Expenses (as hereinafter defined), claims, damages, liabilities, judgments, or amounts paid in settlement (collectively, "Costs") in respect to any threatened, pending or completed claim, action, suit or proceeding, whether criminal, civil, administrative or investigative based on, or arising out of or relating to the fact that such person is or was a director, officer or employee of the Company or any of its Subsidiaries or served at the request, or on behalf, of the Company or any of its Subsidiaries and arising out of acts or omissions occurring on or prior to the Effective Time (including, without limitation, in respect of acts or omissions in connection with this Agreement and the transactions contemplated hereby) (an "Indemnifiable Claim") and (ii) advance to such Indemnitees all Indemnitee Expenses incurred in connection with any Indemnifiable Claim promptly after receipt of reasonably detailed statements therefor; provided that, except as otherwise provided pursuant to any Indemnity Agreement, the person to whom Indemnitee Expenses are to be advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification from Parent or the Surviving Corporation. In the event that the Surviving Corporation fails to make any payments required or permitted under this Section 5.11(c), Parent agrees to make all such payments within 15 days thereafter. In the event any Indemnifiable Claim is asserted or made within such six year period, all rights to indemnification and advancement of Indemnitee Expenses in respect of any such Indemnifiable Claim shall continue until such Indemnifiable Claim is disposed of or all judgments, orders, decrees or other rulings in connection with such Indemnifiable Claim are fully satisfied; provided, however, that Parent shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed). Except as otherwise may be provided pursuant to any Indemnity Agreement, the Indemnitees as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnitee, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnitees. For the purposes of this Section 5.11, "Indemnitee Expenses" shall include reasonable attorneys' fees and all other costs, charges and expenses paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Indemnifiable Claim.

         (d) Notwithstanding any other provisions hereof, the obligations of the Company, the Surviving Corporation and Parent contained in this Section 5.11 shall be binding upon the successors and assigns of Parent and the Surviving Corporation. In the event Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person or (ii) transfers all or substantially all of its properties or assets to any Person, then, and in each case, proper provision shall be made so that successors and assigns of Parent or the Surviving Corporation, as the case may be, honor the indemnification obligations set forth in this Section 5.11.

         (e) The obligations of the Company, the Surviving Corporation, and Parent under this Section 5.11 shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any Indemnitee to whom this Section 5.11 applies without the consent of such affected Indemnitee (it being expressly agreed that the Indemnitees to whom this Section 5.11 applies shall be third party beneficiaries of this Section 5.11, each of whom may enforce the provisions of this Section 5.11).

         (f) Parent shall cause the Surviving Corporation to advance all Indemnitee Expenses to any Indemnitee incurred enforcing the indemnity or other obligations provided for in this Section 5.11.

    Section 5.12 Accountants' "Comfort" Letters. The Company and Parent will each use reasonable efforts to cause to be delivered to each other letters from their respective independent accountants, dated a date within two business days before the effective date of the Registration Statement, in form reasonably satisfactory to the recipient and customary in scope for comfort letters delivered by independent accountants in connection with registration statements on Form S-4 under the Securities Act.

    Section 5.13 Additional Reports. The Company and Parent shall each furnish to the other copies of any reports of the type referred to in Sections 3.4 and
4.4 which it files with the SEC on or after the date of this Agreement, and the Company or Parent, as the case may be, represents and warrants that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the foregoing shall not apply to the financial statements contained therein (which are covered by the following sentence). Any consolidated financial statements included in such reports (including any related notes and schedules) will fairly present, in all material respects, the financial position of the Company and its consolidated Subsidiaries or Parent and its consolidated Subsidiaries, as the case may be, as of the dates thereof and their results of operations and changes in financial position or other information included therein for the periods or as of the dates then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto and except that such unaudited financial statements will not include all of the footnote disclosures notes required by GAAP).

    Section 5.14 Plan of Reorganization. This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party hereto shall use its reasonable efforts to cause the Merger to qualify, and will not knowingly take any actions or cause any actions to be taken which could prevent the Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code. Following the Effective Time, neither the Surviving Corporation, Parent nor any of their affiliates shall knowingly take any action or knowingly cause any action to be taken which would cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code.

    Section 5.15 Conveyance Taxes. Each of Parent and the Company, respectively, shall timely pay any stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes or fees not including any income tax, gross receipts tax or any similar tax measured with respect to gross or net income (collectively, the "Conveyance Taxes") imposed on it at or prior to the Effective Time in connection with the transactions contemplated hereunder that are required to be paid in connection therewith. Parent and the Company shall cooperate in the preparation, execution and filing of all Tax Returns, questionnaires, applications, or other documents regarding any such Conveyance Taxes.

    Section 5.16 Public Announcements. The initial press release relating to this Agreement shall be a joint press release mutually agreed upon by Parent and the Company. Unless otherwise required by applicable Law or the requirements of any listing agreement with any applicable stock exchange, Parent and the Company shall each use their reasonable efforts to consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any transaction contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation.

    Section 5.17 Termination Fee and Expenses.

         (a) Except as provided in paragraph (c) and (d), all Expenses (as defined below) incurred by the parties hereto shall be borne solely and entirely by the party that has incurred such Expenses; provided, however, that if this Agreement is terminated for any reason, then the share of Parent and the Company for all Expenses (including any fees and expenses of accountants, experts, and consultants, but excluding the fees and expenses of legal counsel and investment bankers) related to preparing, printing, filing and mailing the Registration Statement, the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement, Proxy Statement and HSR Act, shall be one-half each.

         (b) "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including, without limitation, all reasonable fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement, the Proxy Statement, the solicitation of stockholder approvals, requisite HSR Act filings and all other matters related to the consummation of the transactions contemplated hereby.

         (c) The Company agrees that, if:

              (i) Parent terminates this Agreement pursuant to Section 7.1(g);

              (ii) Parent terminates this Agreement pursuant to Section 7.1(d) as a direct result of a material breach by the Company of a representation, warranty or covenant under this Agreement that is within the control of the Company or Parent terminates this Agreement pursuant to Section 7.1(b) at a time that a Company Breach (as defined in Section 7.1(d)) within the control of the Company exists; or

              (iii) the Company or Parent terminates this Agreement pursuant to
Section 7.1(f) due to the failure to receive Company Stockholder Approval;

and, in each case described in clauses (i) through (iii) of this Section 5.17(c), within ten months after the termination of this Agreement:

(A) a transaction is consummated, which transaction, if offered or proposed, would constitute an Acquisition Proposal;

(B) a definitive agreement (the execution and delivery of which has been authorized by the boards of directors, or comparable bodies, that would if consummated constitute an Acquisition Proposal) for such a transaction is entered into and such transaction is consummated whether or not within such ten-month period; or

(C) any Person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated hereunder), shall have been formed that beneficially owns, or has the right to acquire beneficial ownership of, outstanding shares of capital stock of the Company then representing 50% or more of any class of the Company Common Stock, provided that this subclause (C) shall not apply to Robert F.X. Sillerman and his Affiliates with respect to the shares of Company Common Stock beneficially owned by Mr. Sillerman or his Affiliates as of the date of this Agreement, then, upon the first to occur of any such case referred to in subclauses (A),
(B) or (C), the Company shall pay to Parent a termination fee of $100 million, plus the reasonably documented Expenses of Parent up to $20 million (in each case, less any amounts paid by the Company to Parent pursuant to the following paragraph). Parent may assert its right to the termination fee and Expenses under one or more cases set forth under this Section 5.17(c), but in no event shall Parent receive a termination fee or fees of more than $100 million or reimbursement of Expenses in an amount of more than $20 million under this
Section 5.17.

         Without limiting the foregoing, if Parent terminates this Agreement pursuant to Section 7.1(g), then, within 48 hours of such termination, the Company shall pay to Parent a termination fee of $50 million, plus the reasonably documented Expenses of Parent of up to $20 million.

         (d) Notwithstanding the provisions of Section 5.17(c), if the Company or Parent terminates this Agreement pursuant to Section 7.1(f) due to the failure to receive Company Stockholder Approval and (x) at the time of such termination, Parent shall not have a right to terminate this Agreement pursuant to Section 7.1(g), (y) the Company does not enter into an Acquisition Agreement within seventy-five (75) days after the date of such termination and (z) the applicable Parent Common Stock Market Value is less than $69.72 per share, then the Company shall not be required to pay to Parent any termination fee (but shall be required to pay reasonably documented Expenses of Parent up to $20 million) pursuant to Section 5.17(c).

    Section 5.18 Notice of Certain Events. Each party to this Agreement shall as promptly as reasonably practicable notify the other parties hereto of:

         (a) any notice or other communication from any Person alleging that the consent of such Person (or other Person) is or may be required in connection with the transactions contemplated by this Agreement;

         (b) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement;

         (c) any actions, suits, claims, investigations or proceedings commenced or, to the best of its Knowledge, threatened against, relating to or involving or otherwise affecting it which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time or which relate to the consummation of the transactions contemplated by this Agreement;

         (d) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Agreement, under any material agreement; and

         (e) any Material Adverse Effect of the Company or Material Adverse Effect of Parent or the occurrence of any event which is reasonably likely to result in a Material Adverse Effect of the Company or a Material Adverse Effect of Parent, as the case may be.

    Section 5.19 Section 16(b) Board Approval.

         (a) Prior to Closing, the Board of Directors of Parent shall, by resolution duly adopted by such Board of Directors or a duly authorized committee of "non-employee directors" thereof, approve and adopt, for purposes of exemption from "short-swing" liability under Section 16(b) of the Exchange Act, the acquisition of Parent Common Stock at the Effective Time by officers and directors of Parent (including officers or directors of the Company who become, prior to, at, or following the Effective Time of the Merger, officers or directors of Parent) as a result of the conversion of shares of Company Common Stock in the Merger and the assumption of the Options by Parent at the Effective Time. Such resolution shall set forth the name of the applicable "insiders" for purposes of Section 16 of the Exchange Act, the number of securities to be acquired by each individual, that the approval is being granted to exempt the transaction under Rule 16b-3 under the Exchange Act, and, for the Options to be assumed by Parent at the Effective Time, the material terms of the options and warrants to purchase Parent Common Stock acquired by such insiders as a result of the assumption by Parent of such Options.

         (b) Prior to Closing, the Board of Directors of the Company shall, by resolution duly adopted by such Board of Directors or a duly authorized committee of "non-employee directors" thereof, approve and adopt, for purposes of exemption from "short-swing" liability under Section 16(b) of the Exchange Act, the conversion at the Effective Time of the shares of the Company Common Stock held by officers and directors of the Company into shares of Parent Common Stock as a result of the conversion of shares in the Merger, and the assumption by Parent at the Effective Time of the Options of the officers and directors of the Company. Such resolution shall set forth the name of the applicable "insiders" for purposes of Section 16 of the Exchange Act and, for each "insider," the number of shares of Company Common Stock to be converted into shares of Parent Common Stock at the Effective Time, the number and material terms of the Options to be assumed by Parent at the Effective Time, and that the approval is being granted to exempt the transaction under Rule 16b-3 under the Exchange Act.

    Section 5.20 Employee Plans and Employment Agreements.

         (a) From and after the Effective Time, the Surviving Corporation and its

Subsidiaries will honor in accordance with their terms all existing employment, severance, consulting and salary continuation agreements between the Company or any of its Subsidiaries and any current or former officer, director, employee or consultant of the Company or any of its Subsidiaries or group of such officers, directors, employees or consultants.

         (b) As soon as administratively feasible following the Closing Date, the Surviving Corporation and its Subsidiaries shall or Parent shall cause the Surviving Corporation and it Subsidiaries to, provide employees of the Company or its Subsidiaries (excluding employees covered by collective bargaining agreements) employee benefit plans, severance benefits, programs, policies and arrangements that are no less favorable in the aggregate than such programs and policies provided to similarly situated employees of Parent and its Subsidiaries.

         (c) To the extent permitted under applicable law, each employee of the Company or its Subsidiaries shall be given credit for all service with the Company or its Subsidiaries (or service credited by the Company or its Subsidiaries) under all employee benefit plans, programs, policies and arrangements maintained by the Surviving Corporation in which they participate or in which they become participants for all purposes including, without limitation, service for purposes of determining (i) shor term and long-term disability benefits; (ii) severance benefits; (iii) vacation benefits; and (iv) vesting and eligibility but not accrued benefits under any qualified, non-qualified pension or retirement plan and each welfare benefit plan. All pre-existing conditions and exclusions (to the extent such conditions or exclusions are covered under the plans of the Company and any of its Subsidiaries) shall be waived. All expenses incurred by any employee for deductibles and co-payments in the portion of the year prior to the date an employee first became a participant in such plan shall be credited to the benefit of such employee under such plan in the year in which such employee's participation commenced.

    Section 5.21 Stock Exchange Listing. Parent shall promptly prepare and submit to the NYSE and any other applicable exchange a listing application covering the shares of Parent Common Stock to be issued in the Merger and shall use reasonable best efforts to cause such shares to be approved for listing on such exchange, subject to official notice of issuance, prior to the Effective Time.

                                   ARTICLE 6
                            CONDITIONS TO THE MERGER

    Section 6.1 Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

         (a) The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC.

         (b) The Company Stockholder Approval shall have been obtained.

         (c) No statute, rule, regulation, executive order, decree, preliminary or permanent injunction or restraining order shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits the consummation of the transactions contemplated hereby. No action or proceeding (other than any action or proceeding pursuant to or in connection with the Antitrust Laws) by any Governmental Entity shall have been commenced (and be pending), or, to the Knowledge of the parties hereto, threatened, against the Company or Parent or any of their respective Affiliates, partners, associates, officers or directors, or any officers or directors of such Persons, seeking to prevent or delay the transactions contemplated hereby or challenging any of the terms of provisions of this Agreement or seeking material damages in connection therewith.

         (d) All consents and approvals (other than any consent or approval required pursuant to or in connection with the Antitrust Laws) of Governmental Entities necessary for consummation of the transactions contemplated hereby shall have been obtained, other than those which, if not obtained, would not in the aggregate reasonably be expected to have a Material Adverse Effect on the Company or Parent.

         (e) Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

         (f) The shares of Parent Common Stock to be issued in the Merger or upon exercise of the Options shall have been authorized for listing on the NYSE, subject to official notice of listing.

         (g) Each of the Company and Parent shall have received prior to the effectiveness of the Registration Statement an opinion of its tax counsel, Paul, Hastings, Janofsky & Walker LLP, and Akin, Gump, Strauss, Hauer & Feld, L.L.P., respectively, in form and substance reasonably satisfactory to the Company and Parent, as applicable, to the effect that, the Merger will qualify for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, that the Company, Parent and Merger Sub will each be a "party to the reorganization" within the meaning of Section 368(b) of the Code, and that accordingly none of the Company, Parent and Merger Sub shall recognize gain or loss for federal income tax purposes as a result of the Merger and stockholders of the Company will not recognize gain or loss for federal income tax purposes on the receipt pursuant to the Merger of Parent Common Stock in exchange for shares of Company Common Stock, except with respect to cash received in lieu of fractional shares of Parent Common Stock. For purposes of these opinions, the Merger will not include the Charter Amendment. In rendering such opinions, Paul, Hastings, Janofsky & Walker LLP and Akin, Gump, Strauss, Hauer & Feld, L.L.P. shall receive and may rely upon representations contained in certificates of Parent, Merger Sub and the Company in form and substance substantially similar to the certificates attached hereto as Exhibits 6.1(a)-1 and 6.1(a)-2.

    Section 6.2 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver by Parent on or prior to the Closing Date of the following further condition:

         (a) The Company shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of the Company contained in this Agreement, to the extent qualified with respect to materiality shall be true and correct in all respects, and to the extent not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and at and as of the Effective Time as if made at and as of such time, except as expressly contemplated by the Company Disclosure Letter or this Agreement and except that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date, and Parent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company as to the satisfaction of this condition.

    Section 6.3 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver by the Company on or prior to the Closing Date of the following further condition:

            (a) Parent shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of Parent contained in this Agreement, to the extent qualified with respect to materiality shall be true and correct in all respects, and to the extent not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and at and as of the Effective Time as if made at and as of such time, except as expressly contemplated by Parent Disclosure Letter or this Agreement and except that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date, and the Company shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Parent as to the satisfaction of this condition.

                                   ARTICLE 7
                                   TERMINATION

    Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of the Company:

         (a) by the mutual written consent of Parent and the Company;

         (b) by either Parent or the Company if the Effective Time shall not have occurred on or before January 31, 2001 (the "Termination Date"); provided that the party seeking to terminate this Agreement pursuant to this Section 7.1(b) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger on or before the Termination Date;

         (c) by the Company if there has been a material breach by Parent of any representation, warranty, covenant or agreement set forth in this Agreement which breach (if susceptible to cure) has not been cured in all material respects within twenty business days following receipt by Parent of notice of such breach (a "Parent Breach");

         (d) by Parent, if there has been a material breach by the Company of any representation, warranty, covenant or other agreement set forth in this Agreement which breach (if susceptible to cure) has not been cured in all material respects within twenty business days following receipt by the Company of notice of such breach (a "Company Breach");

         (e) by either the Company or Parent, if there shall be any applicable law, rule or regulation that makes consummation of the Merger illegal or if any judgment, injunction, order or decree of a court or other Governmental Entity of competent jurisdiction shall restrain or prohibit the consummation of the Merger, and such judgment, injunction, order or decree shall become final and nonappealable;

         (f) by either the Company or Parent, if the Company Stockholder Approval referred to in Section 5.3 shall not have been obtained by reason of the failure to obtain the requisite vote upon a vote at a duly held meeting of stockholders or at any adjournment or postponement thereof; or

         (g) by Parent, if a Company Triggering Event shall have occurred. A "Company Triggering Event" shall be deemed to have occurred if: (i) the Board of Directors of the Company (or any committee thereof) shall have failed to recommend that the Company's stockholders vote to adopt this Agreement, or shall have withdrawn or modified in a manner adverse to Parent the Company Board Recommendation; (ii) the Company shall have failed to include in the Proxy Statement the Company Board Recommendation or a statement to the effect that the Board of Directors of the Company has determined and believes that the Merger is in the best interests of the Company's stockholders; (iii) the Board of Directors of the Company (or any committee thereof) fails to publicly reaffirm the Company Board Recommendation, or fails to reaffirm its determination that the Merger is in the best interests of the Company's stockholders, within ten business days after Parent reasonably requests in writing that such recommendation or determination be reaffirmed; (iv) the Board of Directors of the Company (or any committee thereof) shall have approved, endorsed or recommended any Acquisition Proposal; (v) the Company shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal; (vi) the Company shall have failed to hold the Company Special Meeting as promptly as practicable and in any event within 75 days after the Form S-4 Registration Statement is declared effective under the Securities Act; (vii) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its security holders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer; (viii) an Acquisition Proposal is publicly announced, and the Company fails to issue a press release that reaffirms the Company Board Recommendation within ten business days after such Acquisition Proposal is announced or (ix) the Company or any of its Subsidiaries or any Company Representative shall have violated the restrictions set forth in Section 5.10, other than in an immaterial respect.

    Section 7.2 Effect of Termination. In the event of termination of the Agreement and the abandonment of the Merger pursuant to this Article 7, all obligations of the parties shall terminate, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any party hereto, except the obligations of the parties pursuant to this
Section 7.2 and except for the provisions of Sections 5.16, 5.17, the last sentence of Section 5.5 and Article 8, other than Section 8.11 and 8.12, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                    ARTICLE 8
                               GENERAL PROVISIONS

    Section 8.1 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by facsimile transmission or overnight courier (providing proof of delivery) to the parties at the following addresses (or at such address for a party as shall be specified by like notice):

         (a)  if to the Company, to:

              SFX Entertainment, Inc.
              650 Madison Avenue
              New York, New York 10022
              Attention:   Howard J. Tytel
              Facsimile No.: (212) 753-3188

              with a copy to:

              Winston & Strawn
              200 Park Avenue
              New Park, New York 10166
              Attention: Jonathan Goldstein
                         Daniel A. Ninivaggi
              Facsimile No.: (212) 294-4700

         (b)  if to Parent or Merger Sub, to:

              Clear Channel Communications, Inc.
              200 Concord Plaza
              Suite 600
              San Antonio, Texas 78216
              Attention: Mark P. Mays
              Facsimile No.: (210) 822-2299

              with a copy to:

              Akin, Gump, Strauss, Hauer & Feld, L.L.P.

              300 Convent Street, Suite 1500
              San Antonio, Texas 78205
              Attention: Stephen C. Mount
                         John Strickland
              Facsimile No.: (210) 224-2035

    Section 8.2 Definitions. For purposes of this Agreement:

         (a) "Acquisition Proposal" means any offer or proposal for (whether or not in writing and whether or not delivered to the Company's stockholders generally), from any Person relating to any (i) direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of the Company and its Subsidiaries taken as a whole, (ii) direct or indirect acquisition or purchase of 15% or more of any class of equity securities of the Company or any of its Subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, (iii) tender offer or exchange offer that if consummated would result in any Person beneficially owning 15% more of any class of equity securities of the Company or any of its Subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, or (iv) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement.

         (b) "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries controls, is controlled by, or is under common control with, such first person.

         (c) "Antitrust Laws" mean and include the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state or foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

         (d) "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

         (e) "Executive Officer" means, with respect to the Company, those executive officers of the Company listed on Exhibit 8.2(e)(i) hereto and, with respect to Parent, those executive officers of Parent listed on Exhibit 8.2(e)(ii) hereto.

         (f) "Governmental Entity" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

         (g) "Knowledge", "Know" or "Known" means, with respect to the matter in question, if any of the Executive Officers of the Company or Parent, as the case may be, has actual knowledge of such matter.

         (h) "Law" shall mean any foreign or domestic, whether federal, state, county, municipal or local, law, statute, code, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction, decree or arbitration award or finding.

         (i) "Lien" means any encumbrance, hypothecation, infringement, lien, mortgage, pledge, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge or claim of any nature whatsoever of, on, or with respect to any asset, property or property interest; provided, however, that the term "Lien" shall not include (i) liens for water and sewer charges and current taxes not yet due and payable or being contested in good faith, (ii) mechanics , carriers', workers', repairers', materialmen's, warehousemen's and other similar liens arising or incurred in the ordinary course of business (iii) all liens approved in writing by the other party hereto, (iv) statutory rights of set-off and (v) restrictions on transfer imposed by federal or state securities laws.

         (j) "Material Adverse Effect" means, any adverse change in the business, financial condition or results of operations of the Company or Parent, as the case may be, or its respective Subsidiaries that is material to the Company or Parent, as the case may be, and its respective Subsidiaries taken as a whole except for (i) any change resulting form general economic, financial or market conditions or (ii) any change resulting from conditions or circumstances generally affecting the industries in which the Company or Parent, as the case may be, or its respective Subsidiaries participate.

         (k) "Parent Common Stock Market Value" shall mean the average of the daily closing price per share of Parent Common Stock on the New York Stock Exchange for each of the ten consecutive trading days for which such shares are actually traded (as reported on the New York Stock Exchange Composite Transaction Tape as reported in the Wall Street Journal, Eastern Edition) ending on the close of trading on the tenth New York Stock Exchange trading day immediately preceding the date on which the Company Special Meeting is first convened.

         (l) "Person" means any natural person, firm, individual, business trust, trust, association, corporation, partnership, limited liability company, joint venture, company, unincorporated entity or Governmental Entity.

         (m) "Permitted Liens" shall mean: (i) Liens imposed by Law securing payments not yet delinquent or the validity of which are being contested in good faith by appropriate actions, (ii) Liens arising out of pledges or deposits under workmen's compensation laws, unemployment insurance, old age pensions, or other social security benefits other than any Lien imposed by ERISA; (iii) Liens incurred or deposits made in the ordinary course of business to secure surety bonds provided that such Liens shall extend only to cash collateral for such surety bonds; (iv) purchase money Liens arising in the ordinary course, (v) Liens for Taxes and special assessments (e.g., for municipal improvements) not yet due and payable and/or delinquent, (vi) Liens reflected or reserved against in the latest unaudited balance sheet of the

Company included in the Company SEC Reports (which have not been discharged),
(vii) Liens which in the aggregate do not materially detract from the value or materially impair the present and continued use of the properties or assets subject thereto in the usual and normal conduct of the respective businesses of the Company and its Subsidiaries, (viii) Liens on leases, subleases, sub-subleases, easements, licenses, rights of use, rights to access and rights of way arising from the provisions of such agreements or benefiting or created by any superior estate, right or interest which is prior in right or prior in lien to that of the subject lease, sublease, sub-sublease, easement, license, right of use, right to access or right of way, (ix) any Liens set forth in the title policies, endorsements, title commitments, title certificates and title reports relating to the Company's interests in real property identified in the Company Disclosure Letter, (x) any leases, subleases, occupancy agreements or licenses set forth in the Company Disclosure Letter, (xi) the Lien of any and all security agreements, documents, mortgages and deeds of trust held by, or for the benefit of any lenders under any of the Company's credit agreements, and their respective successors and assigns, (xii) any state of facts that an accurate survey or personal inspection of the Company's or any of its Subsidiaries' real property (whether owned, leased or licensed) would show, provided same does not materially adversely affect the use thereof for their present purposes, (xiii) encroachments of stoops, areas, cellar steps or doors, trim, copings, retaining walls, bay windows, balconies, sidewalk elevators, fences, fire escapes, cornices, foundations, footings and similar projections, if any, on, over or under any of the Company's or any of its Subsidiaries' real property (whether owned, leased or licensed) or the streets or sidewalks abutting any of such real property, and the rights of governmental authorities to require the removal of any such projections and variations between record lines of such real property and retaining walls and the like, if any, (xiv) any easements or rights of use, if any, created in favor of any public utility or municipal department or agency for electricity, steam, gas, telephone, cable television, water, sewer or other services in any street or avenue abutting the Company's or any of its Subsidiaries' real property (whether owned, leased or licensed), and the right, if any, to use and maintain wires, cables, terminal boxes, lines, service connections, poles, mains and facilities servicing any of such real property or in, on, over or across any of such real property, (xv) covenants, easements, restrictions, agreements, consents and other instruments, now of record, provided same do not materially adversely interfere with the use of the Company's or any of its Subsidiaries' real property (whether owned, leased or licensed) for their present purposes, (xvi) variations, if any, between tax lot lines and property lines, (xvii) deviations, if any, of fences or shrubs from property lines, (xviii) any other declaration or instrument affecting any of the Company's or any of its Subsidiaries' real property (whether owned, leased or licensed) necessary or appropriate to comply with any Law, ordinance, regulation, zoning resolution or requirement of applicable governmental authorities or any other public authority, applicable to the maintenance, demolition, construction, alteration, repair or restoration of the improvements at the Company's or any of its Subsidiaries' real property (whether owned, leased or licensed), which does not materially adversely affect the use of thereof for their present purposes, (xix) the provisions of the applicable zoning resolution and other regulations, resolutions and ordinances and any amendments thereto now or hereafter adopted, provided same do not materially adversely interfere with the use of the Company's or any of its Subsidiaries' real property for their present purposes, (xx) Liens described in the Company SEC Reports, and (xxi) any other Liens set forth in the Company Disclosure Letter.

         (n) "Subsidiary" or "Subsidiaries" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

         (o) "Tax" or "Taxes" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, transfer, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added.

         (p) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

    Section 8.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

    Section 8.4 Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement (provided, however, that the provisions of the Confidentiality Agreement shall remain valid and in effect) and, except for the provisions of Article 2 and Sections 5.7 and 5.11, is not intended to confer upon any Person other than the parties any rights or remedies hereunder.

    Section 8.5 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Merger Sub of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective legal representatives, successors and assigns.

    Section 8.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to any applicable conflicts of law.

    Section 8.7 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of Delaware.

    Section 8.8 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

    Section 8.9 Interpretation. Headings of the Articles and Sections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever. The disclosure of any matter in any section of the Company Disclosure Letter or Parent Disclosure Letter shall not be deemed to constitute an admission by any party or to otherwise imply that any such matter is material or may have a Material Adverse Effect for purposes of this Agreement.

     Section 8.10 Finders or Brokers. Except for Bear Stearns & Co. and Lehman Brothers with respect to the Company, and Salomon Smith Barney Inc. with respect to Parent, a copy of whose engagement agreements have been provided by the Company and Parent to the other, neither the Company nor Parent nor any of their respective Subsidiaries has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to any fee or any commission in connection with or upon consummation of the Merger.

    Section 8.11 Survival of Representations and Warranties. The representations and warranties of the parties contained in this Agreement shall not survive the Effective Time.

    Section 8.12 Survival of Covenants and Agreements. The covenants and agreements of the parties to be performed after the Effective Time contained in this Agreement shall survive the Effective Time.

    Section 8.13 Attorneys' Fees. If any action in law or equity, including an action for declaratory relief, is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses from the other party, which fees and expenses shall be in addition to any other relief which may be awarded.

    Section 8.14 Amendment. This Agreement may be amended by the parties at any time before or after approval hereof by the stockholders of the Company and Parent; provided, however, that after such stockholder approval there shall not be made any amendment that by law requires further approval by the stockholders of the Company or Parent without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

    Section 8.15 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.14, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing, signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

    Section 8.16 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement or other action attributed to the Board of Directors pursuant to Section 7.1, an amendment of this Agreement pursuant to
Section 8.14 or an extension or waiver pursuant to Section 8.15 shall, in order to be effective, require in the case of Parent, Merger Sub or the Company, action by its Board of Directors (or a committee thereof), acting by the affirmative vote of a majority of the members of the entire Board of Directors or such committee.

                            [SIGNATURE PAGE FOLLOWS]

                   AGREEMENT AND PLAN OF MERGER SIGNATURE PAGE
                   -------------------------------------------

         IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                       CLEAR CHANNEL COMMUNICATIONS, INC.


                                       By: /s/ Randall T. Mays
                                          -----------------------------------
                                       Name:   Randall T. Mays
                                            ---------------------------------
                                       Title:  Executive Vice President and
                                               Chief Financial Officer
                                             --------------------------------


                                       CCU II MERGER SUB, INC.


                                       By: /s/ Randall T. Mays
                                          -----------------------------------
                                       Name:   Randall T. Mays
                                            ---------------------------------
                                       Title:  Executive Vice President
                                             --------------------------------


                                       SFX ENTERTAINMENT, INC.


                                       By:/s/ Robert F.X. Sillerman
                                          -----------------------------------
                                          Robert. F.X. Sillerman
                                          Executive Chairman

                                   EXHIBIT 5.6

                               AFFILIATE AGREEMENT

Clear Channel Communications, Inc.
200 Concord Plaza, Suite 600
San Antonio, TX  78216

Ladies and Gentlemen:

     Reference is made to the Agreement and Plan of Merger (the "MERGER AGREEMENT") dated as of February 28, 2000, among Clear Channel Communications, Inc., a Texas corporation ("PARENT"), CCU II Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and SFX Entertainment, Inc., a Delaware corporation (the "COMPANY"), pursuant to which Merger Sub will be merged with and into the Company.

     The undersigned understands that it may be deemed to be an "AFFILIATE" of the Company for purposes of Rule 145 promulgated under the Securities Act of 1933, as amended (the "ACT"). The undersigned is delivering this letter of undertaking and commitment pursuant to Section 5.6 of the Merger Agreement.

     With respect to such securities of Parent as may be received by the undersigned pursuant to the Merger Agreement (the "SHARES"), the undersigned represents to and agrees with Parent that:

          A. The undersigned will not make any offer to sell or any sale or other disposition of all or any part of the Shares in violation of the Act or the rules and regulations thereunder, including Rule 145, and will hold all the Shares subject to all applicable provisions of the Act and the rules and regulations thereunder.

          B. The undersigned has been advised that the offering, sale and delivery of the Shares to the undersigned pursuant to the Merger Agreement will be registered under the Act on a Registration Statement on Form S-4. The undersigned has also been advised, however, that, since the undersigned may be deemed an "AFFILIATE" of the Company, any public reoffering or resale by the undersigned of any of the Shares will, under current law, require either (i) the further registration under the Act of the Shares to be sold, (ii) compliance with Rule 145 promulgated under the Act (permitting limited sales under certain circumstances) or (iii) the availability of another exemption from registration under the Act.

          C. The undersigned also understands that, if Parent should deem it necessary to comply with the requirements of the Act, stop transfer instructions will be given to its transfer agents with respect to the Shares and that there will be placed on the certificates for the Shares, or any substitutions therefor, a legend stating in substance:

Clear Channel Communications, Inc.
Page 2

     "The securities represented by this certificate were issued in a transaction under Rule 145 promulgated under the Securities Act of 1933, as amended (the "ACT"), and may be sold, transferred or otherwise disposed of only upon receipt by the Corporation of an opinion of counsel acceptable to it that the securities are being sold in compliance with the limitations of Rule 145 or that some other exemption from registration under the Act is available, or pursuant to a registration statement under the Act."

     Execution of this letter shall not be considered an admission on the part of the undersigned that the undersigned is an "AFFILIATE" of the Company for purposes of Rule 145 under the Act or as waiver of any rights the undersigned may have to any claim that the undersigned is not such an affiliate on or after the date of this letter.

                                       Very truly yours,

                                       By:
                                          -----------------------------------
                                       Name:
                                            ---------------------------------
                                       Title:
                                             --------------------------------

                                EXHIBIT 6.1(a)-1

                 CLEAR CHANNEL COMMUNICATIONS, INC. CERTIFICATE

    In connection with the merger (the "Merger") of __________ Merger Sub, Inc. ("Merger Sub"), a direct wholly-owned subsidiary of Clear Channel
Communications, Inc. ("Parent") with and into SFX Entertainment, Inc. ("Company") pursuant to the Agreement and Plan of Merger dated as of _________________________, 2000 by and among Parent, Merger Sub and Company (the "Merger Agreement"), Parent hereby certifies, on behalf of Parent and Merger Sub, the following:

1. The aggregate fair market value of the common stock of Parent ("Parent Common Stock") and cash in lieu of fractional shares of Parent Common Stock, if any, received by the stockholders of Company in the Merger will be approximately equal to the aggregate fair market value of the common stock of Company ("Company Common Stock") surrendered in the exchange.

2. The payment of cash in lieu of fractional shares of Parent Common Stock in the Merger is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares of Parent Common Stock and does not represent separately bargained for consideration.

3. In connection with the Merger, less than 5% of the Company Common Stock will be acquired for consideration other than Parent Common Stock, except for cash received in lieu of fractional shares of Parent Common Stock, by (i) Parent, (ii) a member of an Affiliated Group (as defined below) in which Parent is a member, or (iii) a corporation in which Parent (or any predecessor or successor corporation) owns, or which owns with respect to Parent (or any predecessor or successor corporation), directly or indirectly, immediately before or immediately after such acquisition, at least 50% of the total combined voting power of all classes of stock entitled to vote or at least 50% of the total value of shares of all classes of stock, taking into account for purposes of this clause (iii), any stock owned directly or indirectly by 5% or greater stockholders of Parent (or any predecessor or successor corporation) or such corporation, stock owned directly or indirectly by entities in which Parent (or any predecessor or successor corporation) or such corporation owns a 5% or greater interest, and any stock which may be acquired pursuant to exercise of options (a "50% Subsidiary"). For purposes of this certificate, "Affiliated Group" shall mean one or more chains of corporations connected through stock ownership with a common parent corporation, but only if the common parent owns directly at least 80% of the total voting power of the stock and at least 80% of the total value of the stock in at least one of the other corporations and at least 80% of the total voting power of the stock and at least 80% of the total value of the stock in each corporation (except the common parent) is owned directly by one or more of the other corporations. For purposes of the preceding sentence, "stock" does not include any stock which (a) is not entitled to vote, (b) is limited and preferred as to dividends and does not participate in corporate growth to any significant extent, (c) has redemption and liquidation rights which do not exceed the issue price of such stock (except for a reasonable redemption or liquidation premium), and (d) is not convertible into another class of stock.

4. In the Merger, shares of Company Common Stock representing Control (as defined below) of Company will be exchanged solely for voting Parent Common Stock. For purposes of this representation, any shares of Company Common Stock exchanged for cash or other property originating with Parent, or any person related to Parent (as described in clauses (ii) and (iii) of paragraph 3 of this certificate), will be treated as outstanding Company Common Stock on the date of the Merger. For purposes of this certificate, "Control" shall mean ownership of at least 80% of the total combined voting power of all classes of stock entitled to vote and at least 80% of the total number of shares of each other class of stock of the controlled corporation.

5. Following the Merger, Parent will cause Company to hold at least 90% of the fair market value of its net assets and at least 70% of the fair market value of its gross assets held immediately prior to the Merger and at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets of Merger Sub held immediately before the Merger. For purposes of this representation, assets transferred from Parent to Merger Sub are not included as assets of Merger Sub immediately before the Merger where such assets are used to pay dissenters, to pay reorganization expenses, to pay creditors of Company or to enable Merger Sub to satisfy state minimum capitalization requirements (where the money is returned to Parent as part of the transaction).

6. Following the Merger, the historic business of Company will be continued by, or a significant portion of Company's historic business assets will be used in a business of Parent or a corporation within Parent's Qualified Group (as defined below). Parent has no plan or intention to (a) liquidate Company;
    (b) merge Company with or into another corporation; (c) sell, distribute or otherwise dispose of the Company Common Stock acquired in the Merger or (d) cause or permit Company to sell or otherwise dispose of any of its assets or any of the assets acquired from Merger Sub, except, in the case of (d), for dispositions of assets made in the ordinary course of business or, in the case of (c) and (d), transfers or successive transfers to one or more corporations of which the transferor owns at least 80% of the total combined voting power of all classes of stock entitled to vote and at least 80% of the total number of shares of each other class of stock of such corporation or sales, transfers or other dispositions of assets that, in the aggregate, would not result in Parent or members of its Qualified Group (as defined below) failing to continue the historic business of Company or to use a significant portion of Company's historic business assets in a business. For purposes of this certificate, "Qualified Group" means one or more chains of corporations connected to Parent through stock ownership, but only if (i) Parent owns directly stock possessing at least 80% of the total combined voting power of all classes of stock entitled to vote and at least 80% of the total number of shares of each other class of stock in at least one other corporation in such chain, and (ii) one of the other corporations owns directly stock possessing at least 80% of the total combined voting power of all classes of stock entitled to vote and at least 80% of the total number of shares of each other class of stock in each of the corporations, other than Parent, in the chain.

7. Parent has no plan or intention to cause Company to issue additional shares of Company Common Stock that would result in Parent losing Control of Company.

8. Parent has no plan or intention to reacquire, or cause (i) a member of its Affiliated Group or (ii) a 50% Subsidiary to acquire, any of the Parent Common Stock issued to the holders of Company Common Stock pursuant to the Merger.

9. Parent, Company and the stockholders of Company will pay their respective expenses, if any, incurred in connection with the Merger except as otherwise provided in Section 5.17 of the Merger Agreement.

10. Neither Parent nor Merger Sub is a regulated investment company, a real estate investment trust, or a corporation 50% or more of the value of whose assets are stock and securities and 80% or more of the value of whose total assets are assets held for investment (each, an "Investment Company"). For purposes of this representation, in making the 50% and 80% determinations under the preceding sentence, stock and securities in any subsidiary corporation shall be disregarded and a parent shall be deemed to own its ratable share of the subsidiary's assets, and a corporation shall be considered a subsidiary if the parent owns 50% or more of the combined voting power of all classes of stock entitled to vote, or 50% or more of the total value of shares of all classes of stock outstanding. In determining total assets there shall be excluded cash and cash items (including receivables), government securities, and assets acquired (through incurring indebtedness or otherwise) for purposes of ceasing to be an Investment Company.

11. Prior to the Merger, Parent will be in Control of Merger Sub.

12. None of the Parent Common Stock to be received in the Merger by any stockholder of Company which is (or was) a service provider to Company will be separate consideration for, or allocable to, past or future services. None of the compensation to be received by any stockholder of Company who is (or was) a service provider to Company is separate consideration for, or allocable to, such stockholder's shares of Company Common Stock to be surrendered in the Merger, and the compensation to be paid to any such person will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

13. Merger Sub will have no liabilities assumed by Company and will not transfer to Company any assets subject to liabilities in the Merger. Merger Sub is a corporation newly formed for the purpose of participating in the Merger and at no time prior to the Merger has had assets (other than nominal assets contributed upon the formation of Merger Sub, which assets will be held by the Company following the Merger) or business operations.

14. There is no intercorporate indebtedness existing between Parent and Company or between Merger Sub and Company that was issued, acquired or will be settled at a discount.

15. Neither Parent nor Merger Sub (nor any other subsidiary of Parent) has been a party to a distribution of stock qualifying for tax-free treatment (i) in the two years prior to the date of the Merger or (ii) in a distribution which is part of a plan (or series of related transactions) in conjunction with the Merger.

16. Except for a recent purchase of less than 5% of the Company Common Stock by Parent, neither Parent, a member of its Affiliated Group nor a 50% Subsidiary has owned during the past five years any shares of stock of Company.

17. The Merger Agreement represents the full and complete agreement between Parent, Merger Sub and Company regarding the Merger, and there are no other written or oral agreements regarding the Merger other than those expressly referred to in the Merger Agreement.

18. No stock of Merger Sub will be issued in the Merger.

19. There will be no dissenters to the Merger.

    Parent understands that Paul, Hastings, Janofsky & Walker LLP, as tax counsel for Company, and Akin, Gump, Strauss, Hauer & Feld, L.L.P., as counsel for Parent, will rely on this certificate in rendering their opinion concerning certain of the federal income tax consequences of the Merger and hereby commit to inform them if, for any reason, any of the foregoing representations ceases to be true prior to the date of the Merger.

    IN WITNESS WHEREOF, Parent has executed this Certificate on
____________________, 2000.

                                       CLEAR CHANNEL COMMUNICATIONS, INC.


                                       By:
                                          -----------------------------------
                                       Name:
                                            ---------------------------------
                                       Title:
                                             --------------------------------

                                EXHIBIT 6.1(a)-2

                       SFX ENTERTAINMENT, INC. CERTIFICATE

    In connection with the merger (the "Merger") of CCU II Merger Sub, Inc. ("Merger Sub"), a direct wholly-owned subsidiary of Clear Channel
Communications, Inc. ("Parent") with and into SFX Entertainment, Inc. ("Company") pursuant to the Agreement and Plan of Merger dated as of February ___, 2000 by and among Parent, Merger Sub and Company (the "Merger Agreement"), Company hereby certifies the following:

1. The aggregate fair market value of the common stock of Parent ("Parent Common Stock") and cash in lieu of fractional shares of Parent Common Stock, if any, received by the stockholders of Company in the Merger will be approximately equal to the aggregate fair market value of the common stock of Company ("Company Common Stock") surrendered in the exchange.

2. The payment of cash in lieu of fractional shares of Parent Common Stock in the Merger is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares of Parent Common Stock and does not represent separately bargained for consideration.

3. Prior to and in connection with the Merger, no outstanding stock of Company has been (i) redeemed by Company, (ii) acquired by a corporation (including by reason of an acquisition by a partnership in which the corporation is a partner) in which Company (or any predecessor or successor corporation) owns, or which owns with respect to Company (or any predecessor or successor corporation), directly or indirectly, immediately before or immediately after such acquisition, at least 50% of the total combined voting power of all classes of stock entitled to vote or at least 50% of the total value of shares of stock, taking into account for purposes of this clause (ii), any stock owned directly or indirectly by 5% or greater stockholders of Company (or any predecessor or successor corporation) or such corporation, stock owned directly or indirectly by entities in which Company (or any predecessor or successor corporation) or such corporation owns a 5% or greater interest, and any stock which may be acquired pursuant to the exercise of options (a "50% Subsidiary"), for consideration other than Company Common Stock or (iii) the subject of any extraordinary distribution by Company.

4. To the best knowledge of Company, there is no plan or intention on the part of any particular stockholder of Company to sell, exchange or otherwise dispose of Parent Common Stock to be received in the Merger directly or indirectly, to any of (i) Parent (or any predecessor or successor corporation), (ii) a corporation that, immediately before or immediately after such sale, exchange, or other disposition, is a member of an Affiliated Group (as defined below) of which Parent (or any predecessor or successor corporation) is a member, or (iii) a 50% Subsidiary of Parent. For purposes of this certificate, "Affiliated Group" shall mean one or more chains of corporations connected through stock ownership with a common parent corporation, but only if the common parent owns directly at least 80% of the total voting power of the stock and at least 80% of the total value of the stock in at least one of the other corporations and at least 80% of the total voting power of the stock and at least 80% of the total value of the stock in each corporation (except the common parent) is owned directly by one or more of the other corporations. For purposes of the preceding sentence, "stock" does not include any stock which (a) is not entitled to vote, (b) is limited and preferred as to dividends and does not participate in corporate growth to any significant extent, (c) has redemption and liquidation rights which do not exceed the issue price of such stock (except for a reasonable redemption or liquidation premium), and (d) is not convertible into another class of stock.

5. On the date of the Merger, Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Company except as provided in the Merger Agreement.

6. Company has no plan or intention, prior to the date of the Merger, to issue additional shares of its stock that would result in Parent failing to gain Control of Company pursuant to the Merger Agreement.

7. Parent, Company and the stockholders of Company will pay their respective expenses, if any, incurred in connection with the Merger except as otherwise provided in Section 5.17 of the Merger Agreement.

8. Company is not a regulated investment company, a real estate investment trust, or a corporation 50% or more of the value of whose assets are stock and securities and 80% or more of the value of whose total assets are assets held for investment (each, an "Investment Company"). For purposes of this representation, in making the 50% and 80% determinations under the preceding sentence, (i) stock and securities in any subsidiary corporation shall be disregarded and the parent corporation shall be deemed to own its ratable share of the subsidiary's assets, and (ii) a corporation shall be considered a subsidiary if the parent owns 50% or more of the combined voting power of all classes of stock entitled to vote or 50% or more of the total value of shares of all classes of stock outstanding. In determining total assets there shall be excluded cash and cash items (including receivables), government securities, and assets acquired (through incurring indebtedness or otherwise) for purposes of ceasing to be an Investment Company.

9. Company is not under the jurisdiction of a court in a case under Title 11 of the United States Code, or a receivership, foreclosure, or similar proceeding in a federal or state court.

10. There is no intercorporate indebtedness existing between Parent and Company or between Merger Sub and Company that was issued, acquired or will be settled at a discount.

11. In the Merger, shares of Company Common Stock representing Control of Company will be exchanged solely for voting Parent Common Stock. For purposes of this representation, any shares of Company Common Stock exchanged for cash or other property originating with Parent or a direct or indirect subsidiary of Parent will be treated as outstanding Company Common Stock on the date of the Merger.

12. In contemplation of or as part of the Merger, Company has not sold, transferred or otherwise disposed of any of its assets to the extent that would prevent Parent or members of its

Qualified Group (as defined below) from causing Company after the Merger to continue the historic business of Company or to use a significant portion of Company's historic business assets in a business. For purposes of this certificate, "Qualified Group" means one or more chains of corporations connected with Parent through stock ownership, but only if (i) Parent owns directly stock possessing at least 80% of the total combined voting power of all classes of stock entitled to vote and at least 80% of the total number of shares of each other class of stock in at least one other corporation in such chain, and (ii) one of the other corporations owns directly stock possessing at least 80% of the total combined voting power of all classes of stock entitled to vote and at least 80% of the total number of shares of each other class of stock in each of the corporations, other than Parent, in the chain.

13. Following the Merger, Company will hold at least 90% of the fair market value of its net assets and at least 70% of the fair market value of its gross assets held immediately prior to the Merger and at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets of Merger Sub held immediately before the Merger. For purposes of this representation, assets transferred from Parent to Merger Sub are not included as assets of Merger Sub immediately before the Merger where such assets are used to pay dissenters, to pay reorganization expenses, to pay creditors of Company or to enable Merger Sub to satisfy state minimum capitalization requirements (where the money is returned to Parent as part of the transaction).

14. None of the Parent Common Stock to be received in the Merger by any stockholder of Company which is (or was) a service provider to Company will be separate consideration for, or allocable to, past or future services. None of the compensation to be received by any stockholder of Company who is (or was) a service provider to Company is separate consideration for, or allocable to, such stockholder's shares of Company Common Stock to be surrendered in the Merger, and the compensation to be paid to any such person will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

15. On the date of the Merger, the fair market value of the assets of Company will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

16. Neither Company nor any of its subsidiaries has been a party to a distribution of stock qualifying for tax-free treatment (i) in the two years prior to the date of the Merger or (ii) in a distribution which is part of a plan (or series of related transactions) in conjunction with the Merger.

17. The Merger Agreement represents the full and complete agreement between Parent, Merger Sub and Company regarding the Merger, and there are no other written or oral agreements regarding the Merger other than those expressly referred to in the Merger Agreement.

Company understands that Akin, Gump, Strauss, Hauer & Feld, L.L.P., as counsel for Parent, and Paul, Hastings, Janofsky & Walker LLP, as tax counsel for Company, will rely on this certificate in rendering their opinion concerning certain of the federal income tax consequences of the Merger and hereby commit to inform them if, for any reason, any of the foregoing representations ceases to be true prior to the date of the Merger.

    IN WITNESS WHEREOF, Company has executed this Certificate on
_________________________, 2000.

                                       SFX ENTERTAINMENT, INC.


                                       By:
                                          -----------------------------------
                                       Name:
                                            ---------------------------------
                                       Title:
                                             --------------------------------

                                EXHIBIT 8.2(e)(i)

    For purposes of section 8.2 of the Agreement an Executive Officer means with respect to the Company, those individuals listed below:

              Robert F.X. Sillerman

              Howard J. Tytel

              Thomas P. Benson

              Michael G. Ferrel

                               EXHIBIT 8.2(e)(ii)

     For purposes of section 8.2 of the Agreement an Executive Officer means with respect to the Parent those individuals listed below:

              L. Lowry Mays

              Mark P. Mays

              Randall T. Mays

              Kenneth E. Wyker

              Julie A. Hill